Prospectus Supplement Filed pursuant to Rule 424(b)(3)
Registration No. 333-132237

PROSPECTUS SUPPLEMENT NO. 32

DATED DECEMBER 11, 2007

(To Prospectus Dated June 23, 2006)

ACCENTIA BIOPHARMACEUTICALS, INC.

4,605,016 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated June 23, 2006, of Accentia Biopharmaceuticals, Inc. (the “Company”) as supplemented by Supplement No. 31 thereto dated November 2, 2007, Supplement No. 30 thereto dated October 26, 2007, Supplement No. 29 thereto dated October 25, 2007, Supplement No. 28 thereto dated October 9, 2007, Supplement No. 27 thereto dated October 4, 2007, Supplement No. 26 thereto dated September 21, 2007, Supplement No. 25 thereto dated September 12, 2007, Supplement No. 24 thereto dated September 6, 2007, Supplement No. 23 thereto dated August 24, 2007, Supplement No. 22 thereto dated August 15, 2007, Supplement No. 21 thereto dated June 29, 2007, Supplement No. 20 thereto dated June 14, 2007, Supplement No. 19 thereto dated May 15, 2007, Supplement No. 18 thereto dated April 19, 2007, Supplement No. 17 thereto dated March 28, 2007, Supplement No. 16 thereto dated March 2, 2007, Supplement No. 15 thereto dated February 14, 2007*, Supplement No. 14 thereto dated January 29, 2007, Supplement No. 13 thereto dated January 19, 2007, Supplement No. 12 thereto dated December 29, 2006, Supplement No. 11 thereto dated December 14, 2006, Supplement No. 10 thereto dated November 15, 2006, Supplement No. 9 thereto dated November 6, 2006, Supplement No. 8 thereto dated November 3, 2006, Supplement No. 7 thereto dated October 20, 2006, Supplement No. 6 thereto dated October 2, 2006, Supplement No. 5 thereto dated September 26, 2006, Supplement No. 4 thereto dated September 12, 2006, Supplement No. 3 thereto dated August 29, 2006, Supplement No. 2 thereto dated August 24, 2006 and Supplement No. 1 thereto dated July 19, 2006. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30 and 31 thereto. The Prospectus relates to the public sale, from time to time, of up to 4,605,016 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30 and 31.

This prospectus supplement includes the attached Form 8-K dated December 11, 2007 as filed by us with the Securities and Exchange Commission.

We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated June 23, 2006, as previously supplemented) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 11, 2007.

*The prospectus supplement dated February 14, 2007 was misnumbered and should have been prospectus supplement no. 15.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

See Form 8-K filed on December 11, 2007 by Biovest International, Inc., a majority owned subsidiary of Accentia Biopharmaceuticals, Inc. (the “Company”) which Form 8-K is attached as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K:

Press release, dated December 11, 2007, by the Company announcing Biovest International, its majority-owned subsidiary, has closed an $8.5M financing to be used, amongst other things, to support unblinding and analysis of fast tracked pivotal Phase 3 study of BiovaxID™ for Non-Hodgkin’s Lymphoma with public release of results anticipated by April 2008. A copy of this press release is attached as Exhibit 99.2 to this Form 8-K.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature and such statements are referred to as “forward-looking statements.” The forward-looking statements in this Form 8-K include statements about our product development programs, clinical trials for our SinuNase™ and BiovaxID™ products and potential future market opportunity. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Accentia’s clinical trials and product development programs. All forward looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: December 11, 2007

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EXHIBIT INDEX

Exhibit Number	Description
99.1	8-K filed by Biovest International, Inc. on December 11, 2007 (File No. 000-11480)

99.2	Press Release dated December 11, 2007 titled: “Accentia Announces that Biovest Has Closed an $8.5M Financing to Support Unblinding and Data Analysis of Fast Tracked Pivotal Phase 3 Study of BiovaxID™ for Non-Hodgkin’s Lymphoma with Public Release of Results Anticipated by April 2008”

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (508) 793-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 10, 2007, Biovest International, Inc., a Delaware corporation (the “Company”), completed the closing of a financing transaction (the “Transaction”) with Valens Offshore SPV II, Corp., a Delaware corporation and Valens U.S. SPV I, LLC., a Delaware corporation (collectively the “Valens Funds”), pursuant to which the Valens Funds purchased from the Company two secured promissory notes in the aggregate principal amount of $8,500,000 (the “Notes”) and entered into two royalty agreements (the “Royalty Agreements”) whereby the Valens Funds have been granted royalty interests in the worldwide net sales and license revenues from the Company’s BiovaxID™ anti-cancer vaccine.

The Notes were purchased pursuant to Note Purchase Agreements between the Company and the Valens Funds (the “Purchase Agreement”). The following describes certain material terms of the Transaction:

•	The Notes are non-amortizing and payable in a single payment of principal plus accrued interest at maturity.

•	The Notes will become due and payable on June 10, 2008. The Notes can be prepaid by the Company at any time without penalty.

•

The outstanding principal amount of the Notes will bear interest at a rate equal to prime rate plus 2% per annum, with a minimum interest rate of 11%. In addition to the interest on the Notes, the Company paid the Valens Funds a closing payment in the amount of $127,500.00 along with the Valens Funds’ legal fees in the amount of $93,499.65 upon the closing of the Transaction. The obligations pursuant to the Notes are secured by a lien against all assets of the Company and its subsidiaries and are guaranteed by the Company and its subsidiaries.

•

The Royalty Agreements provide that the Valens Funds shall receive an aggregate royalty equal to seven percent (7%) of worldwide net sales and license revenues from commercial sales of the Company’s biologic products, including without limitation the Company’s BiovaxID™ anti-cancer vaccine.

•

Proceeds of the Notes, after designated payments to the Valens Funds and Laurus Master Fund, Ltd. in payment of outstanding obligations and prepayment of certain scheduled principal and interest payments, will be disbursed into a restricted account and released to the Company based upon an agreed schedule. The proceeds will be used to support the planned interim analysis of the clinical data form the Phase 3 clinical trial for the Company’s anti cancer vaccine, BiovaxID, and for general working capital.

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Each of the notes and securities described above were issued by the Company as described above in transactions that were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and by virtue of Rule 506 of Regulation D under the Securities Act. Such sale and issuance did not involve any public offering, was made without general solicitation or advertising, and all parties to the transactions are accredited investors with access to all relevant information necessary to evaluate the investment and represented to us that the Notes were being acquired for investment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K:

Press release, dated December 11, 2007, by the Company announcing the entry into a financing transaction to fund its regulatory strategy for its Fast Tracked Phase 3 clinical trial of its anti-cancer vaccine for the treatment of Non-Hodgkin’s Lymphoma, BiovaxID. The Company is performing an interim analysis of the data from the Phase 3 trial and anticipates that it may announce unblinded data during the second calendar quarter of 2008. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature and such statements are referred to as "forward-looking statements." The forward-looking statements in this Form 8-K include statements about our product development programs, clinical trials for our BiovaxID™ product and potential future market opportunity. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Biovest’s clinical trials and product development programs. All forward looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof.

Item 8.01.	Other Events.

James A. McNulty, CPA, has been the Company’s Chief Financial Officer and Secretary since Accentia Biopharmaceuticals, Inc. (“Accentia”) made its investment in the Company in June 2003 and also serves as Secretary and Treasurer of Accentia, along with officer responsibilities in other related companies. Due to the requirement to devote more time to non-Biovest matters, Mr. McNulty will relinquish his Biovest CFO responsibilities effective December 31, 2007. Mr. McNulty has confirmed the absence of a disagreement or dispute with the Company. Alan Pearce, CFO for Accentia, will assume the CFO role for the Company at that time. David Moser, the Company’s Director of Legal Affairs since January 2000, will assume the position of Secretary.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
James A. McNulty, CPA
Chief Financial Officer

Date: December 11, 2007

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Note Purchase Agreement dated December 10, 2007, between Biovest International, Inc. (“Biovest”) and Valens Offshore SPV II, Corp.

10.2	Note Purchase Agreement dated December 10, 2007, between Biovest and Valens U.S. SPV I, LLC.

10.3	Royalty Agreement dated December 10, 2007, between Biovest and Valens Offshore SPV II, Corp.

10.4	Royalty Agreement dated December 10, 2007, between Biovest and Valens U.S. SPV I, LLC.

10.5	Secured Promissory Note dated December 10, 2007 between Biovest and Valens Offshore SPV II, Corp.

10.6	Secured Promissory Note dated December 10, 2007 between Biovest and Valens U.S. SPV I, LLC.

10.7	Master Security Agreement dated December 10, 2007 between Biovest and Valens U.S. SPV I, LLC. and Valens Offshore SPV II, Corp.

10.8	Intellectual Property Security Agreement dated December 10, 2007 between Biovest and Valens U.S. SPV I, LLC. and Valens Offshore SPV II, Corp.

10.9	Guaranty dated December 10, 2007 between Biovest and Valens U.S. SPV I, LLC. and Valens Offshore SPV II, Corp.

99.1	Press Release dated December 11, 2007 titled: “Biovest Announces It Has Closed an $8.5M Financing to Support Unblinding and Analysis of Fast Tracked Pivotal Phase 3 Study of BiovaxID for Non-Hodgkin’s Lymphoma with Public Release of Results Data Anticipated by April 2008”

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Exhibit 10.1

NOTE PURCHASE AGREEMENT

VALENS OFFSHORE SPV II, CORP.

and

BIOVEST INTERNATIONAL, INC.

Dated: December 10, 2007

i

ii

LIST OF EXHIBITS
Form of Secured Promissory Note	Exhibit A
Form of Escrow Agreement	Exhibit B

LIST OF SCHEDULES
Subsidiary	Schedule 4.2
Capital Stock of Company and Subsidiary	Schedule 4.3
Agreements	Schedule 4.6
Obligations to Related Parties	Schedule 4.7
Title; liens	Schedule 4.9
Litigation	Schedule 4.12
Tax Returns and Payments	Schedule 4.13
Employees	Schedule 4.14
Registration Rights; Voting Rights	Schedule 4.15
Environmental and Safety Laws	Schedule 4.17
SEC Reports	Schedule 4.21
Indebtedness	Schedule 6.11(I)(e)
Broker’s Fees	Schedule 11.12

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NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 10, 2007, by and between BIOVEST INTERNATIONAL, INC., a Delaware corporation (the “Company”), and VALENS OFFSHORE SPV II, CORP., a Delaware corporation (the “Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale to the Purchaser of a Secured Promissory Note in the aggregate principal amount of Three Million Six Hundred Thousand and 00/100 Dollars ($3,600,000) in the form of Exhibit A hereto (as amended, modified and/or supplemented from time to time, the “Note”);

WHEREAS, the Purchaser desires to purchase the Note on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Note to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the Note. The sale of the Note on the Closing Date shall be known as the “Offering.” The Note will mature on the Maturity Date (as defined in the Note). The Note is sometimes referred to herein as the “Securities.”

2. Fees. On the Closing Date, the Company shall pay (i) to Valens Capital Management, LLC, the investment manager of the Purchaser (“VCM”), a non-refundable payment in an amount equal to $54,000, plus reasonable expenses (including legal fees and expenses) incurred in connection with the entering into of this Agreement and the Related Agreements and expenses incurred in connection with each of VCM and/or Purchaser’s due diligence review of the Company and all other related matters; (ii) to the Purchaser, a non-refundable payment in an amount equal to $36,000 and (iii) to the Purchaser, an advance prepayment discount deposit equal to $36,000. Each of the foregoing payments in clauses (i) and (ii) above shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason except as otherwise provided in the Note. The payments set forth in clause (i) (net of any deposits previously paid by the Company) and clause (ii) and (iii) above, shall be paid at closing out of funds held pursuant to the Escrow Agreement (as defined below) and a disbursement letter (the “Disbursement Letter”).

3. Closing, Delivery and Payment.

3.1 Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”), shall take place on the date hereof, at such time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

3.2 Delivery. Pursuant to the Escrow Agreement, at the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, the Note and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer and disbursed in accordance with the terms set forth in the Note. The Company hereby acknowledges and agrees that Purchaser’s obligation to purchase the Note from the Company on the Closing Date shall be contingent upon the satisfaction (or waiver by the Purchaser in its sole discretion) of the items and matters set forth in the closing checklist provided by the Purchaser to the Company on or prior to the Closing Date.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows

4.1 Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, (ii) the Note, (iii) the Guaranty dated as of the date hereof made by the Company’s Subsidiaries (as defined in Section 4.2) in favor of the Purchaser, Valens U.S. SPV I, LLC (“Valens US” together with the Purchaser, the “Valens Purchasers”) and LV Administrative Services, Inc, as agent for the Valens Purchasers (the “Agent”) (as amended, modified and/or supplemented from time to time, the “Affiliate Guaranty”), (iv) the Limited Guaranty dated as of the date hereof made by Frank E. O’Donnell, Jr. MD (“O’Donnell”) in favor of the Agent and the Valens Purchasers (as amended, modified and/or supplemented from time to time, the “O’Donnell Guaranty”, and together with the Affiliate Guaranty, the “Guaranties” and each a “Guaranty”), (v) the Master Security Agreement dated as of the date hereof among the Company, its Subsidiaries and the Agent (as amended, modified and/or supplemented from time to time, the “Master Security Agreement”), (vi) the Intellectual Property Security Agreement dated as of the date hereof between the Company and the Agent (as amended, modified and/or supplemented from time to time, the “Company IP Security Agreement”), (vii) the Intellectual Property Security Agreement dated as of the date hereof between O’Donnell and the Agent (as amended, modified and/or supplemented from time to time, the “O’Donnell IP Security Agreement”, and together with the Company IP Security Agreement, the “IP Security Agreements” and each an “IP Security Agreement”), (viii) the Stock Pledge Agreement dated as of the date hereof between the Company and the Agent (as amended, modified and/or supplemented from time to time, the “Pledge Agreement”, and collectively with the Master Security Agreement, the IP Security Agreements and each other security agreement, mortgage, pledge and other similar agreements which are executed by the Company or any of its Subsidiaries in favor of the Agent and/or the

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Purchaser, collectively, the “Security Documents”), (ix) the Restricted Account Agreement dated as of the date hereof among the Company, the Agent and North Fork Bank (as amended, modified and/or supplemented from time to time, the “Restricted Account Agreement”), (x) the Restricted Account Side Letter dated as of the date hereof between the Company and the Agent (as amended, modified and/or supplemented from time to time, the “Restricted Account Side Letter”), (xi) the Royalty Agreement dated as of the date hereof between the Company and the Purchaser (as amended, modified and/or supplemented from time to time, the “Royalty Agreement”), (xii) the side letter agreement dated the date hereof by and between the Company, the Valens Purchasers, Laurus Master Fund, Ltd. (“Laurus”) and Valens Offshore SPV I, Ltd. (“Valens Offshore”) (as amended, modified and/or supplemented from time to time, the “Side Letter Agreement”) pursuant to which the Company agrees to prepay certain principal and interest amounts with respect to the indebtedness owing by the Company to the Valens Purchasers, Laurus and Valens Offshore, (xiii) the Funds Escrow Agreement dated as of the date hereof among the Company, the Purchaser and the escrow agent referred to therein, substantially in the form of Exhibit B hereto (as amended, modified and/or supplemented from time to time, the “Escrow Agreement”), and (xiv) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (xiv), collectively, the “Related Agreements”); (2) issue and sell the Note; and (3) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and its Subsidiaries, taken individually and as a whole (a “Material Adverse Effect”).

4.2 Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. For the purpose of this Agreement, (x) a “Subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time and (y) a “Credit Party” means, the Company and each direct or indirect Subsidiary of the Company to the extent party to any Security Document required by the Purchaser to grant to the Purchaser a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations (as defined in each Security Document).

4.3 Capitalization; Voting Rights.

(a) The authorized capital stock of the Company, as of the date hereof consists of 350,000,000 shares, of which 300,000,000 are shares of Common Stock, par

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value $0.01 per share, 80,390,663 shares of which are issued and outstanding, and 50,000,000 are shares of preferred stock, par value $0.01 per share of which no shares of preferred stock are issued and outstanding. The authorized, issued and outstanding capital stock of each Subsidiary of the Company is set forth on Schedule 4.3.

(b) Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under the Company’s stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of the Note, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(c) All issued and outstanding shares of the Company’s Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company’s Certificate of Incorporation (the “Charter”). When issued in compliance with the provisions of this Agreement and the Company’s Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.4 Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (including their respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each of its Subsidiaries, enforceable against each such person or entity in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b) general principles of equity that restrict the availability of equitable or legal remedies.

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The sale of the Note is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

4.5 Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any of the Company’s filings under the Securities Exchange Act of 1934 (“Exchange Act”) made prior to the date of this Agreement (collectively, the “Exchange Act Filings”), copies of which have been provided to the Purchaser.

4.6 Agreements; Action. Except (i) as set forth on Schedule 4.6, or (ii) as disclosed in any Exchange Act Filings:

(a) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its Subsidiaries in excess of $50,000 (other than obligations of, or payments to, the Company or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its Subsidiaries (other than licenses arising from the purchase of “off the shelf” or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company’s or any of its Subsidiaries products or services; or (iv) indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights.

(b) Since June 30, 2007 (the “Balance Sheet Date”), neither the Company nor any of its Subsidiaries has, except in the ordinary course of business: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person or entity not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or any Subsidiary of the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(d) The Company maintains disclosure controls and procedures (“Disclosure Controls”) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission (“SEC”).

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(e) The Company makes and keep books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets. The Company maintains internal control over financial reporting (“Financial Reporting Controls”) designed by, or under the supervision of, the Company’s principal executive and principal financial officers, and effected by the Company’s board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”) as implemented by the SEC for reporting companies, including that:

(i) transactions are executed in accordance with management’s general or specific authorization;

(ii) unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements are prevented or timely detected;

(iii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and board of directors;

(iv) transactions are recorded as necessary to maintain accountability for assets; and

(v) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(f) There is no weakness in any of the Company’s Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Exchange Act Filings, except as so disclosed.

4.7 Obligations to Related Parties. Except as set forth on Schedule 4.7, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than:

(a) for payment of salary for services rendered and for bonus payments;

(b) reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries;

(c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company and each Subsidiary of the Company, as applicable); and

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(d) obligations listed in the Company’s and each of its Subsidiary’s financial statements or disclosed in any of the Company’s Exchange Act Filings.

Except as described above or set forth on Schedule 4.7, none of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any of its Subsidiaries or any members of their immediate families, are indebted to the Company or any of its Subsidiaries, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company or any of its Subsidiaries. Except as described above, no officer, director or stockholder of the Company or any of its Subsidiaries, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between the Company or any of its Subsidiaries and any such person. Except as set forth on Schedule 4.7, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity.

4.8 Changes. Since the Balance Sheet Date, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

(a) except for additional loan disbursements by Accentia Pharmaceuticals, Inc., a Florida corporation (the “Parent”), to the Company under those certain demand notes issued by the Company to the Parent (the “Parent Disbursements”), any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of its Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(c) except for the Parent Disbursements, any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e) any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

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(f) any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

(g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its Subsidiaries;

(h) any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

(i) any labor organization activity related to the Company or any of its Subsidiaries;

(j) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except for (i) the Parent Disbursements, and (ii) those immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries;

(l) any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n) any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

4.9 Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9, each of the Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(a) those resulting from taxes which have not yet become delinquent;

(b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries, so long as in each such case, such liens and encumbrances have no effect on the lien priority of the Purchaser in such property; and

(c) those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the lien priority of the Purchaser therein.

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All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, the Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.10 Intellectual Property.

(a) Each of the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and, to the Company’s knowledge, as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b) Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.

(c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of its Subsidiaries.

4.11 Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company and the other Securities, if any, by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

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4.12 Litigation. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

4.13 Tax Returns and Payments. Each of the Company and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 4.13, neither the Company nor any of its Subsidiaries has been advised:

(a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(b) of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

4.14 Employees. Except as set forth on Schedule 4.14, neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 4.14, neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company’s knowledge, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by the Company or any of its Subsidiaries; and to the Company’s knowledge the continued employment by the Company and its Subsidiaries of their present employees, and the performance of the Company’s and its Subsidiaries’ contracts with its independent contractors,

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will not result in any such violation. Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company or any of its Subsidiaries, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or any of its Subsidiaries. Except as set forth on Schedule 4.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

4.15 Registration Rights and Voting Rights. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company’s or its Subsidiaries’ presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, to the Company’s knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

4.16 Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any provision of the Sarbanes-Oxley Act of 2002 or any SEC related regulation or rule or any rule of the Principal Market (as hereafter defined) promulgated thereunder or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.17 Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to the

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Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company or any of its Subsidiaries. For the purposes of the preceding sentence, “Hazardous Materials” shall mean:

(a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

(b) any petroleum products or nuclear materials.

4.18 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.19 Full Disclosure. Each of the Company and each of its Subsidiaries has provided the Purchaser with all publicly available information requested by the Purchaser in connection with its decision to purchase the Note, including all information the Company and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Company or any of its Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company or any of its Subsidiaries were based on the Company’s and its Subsidiaries’ experience in the industry and on assumptions of fact and opinion as to future events which the Company or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

4.20 Insurance. Each of the Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

4.21 SEC Reports. Except as set forth on Schedule 4.21, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Company has furnished the Purchaser copies of: (i) its Annual Reports on Form 10-KSB for its fiscal year ended September 30, 2006; and (ii) its Quarterly Reports on Form 10-QSB for its fiscal quarters ended December 31, 2006, March 31, 2007 and June 30, 2007, and the Form 8-K filings which it has made during the fiscal year 2007 to date (collectively, the “SEC Reports”). Except as set forth on Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form

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and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.22 Listing. The Company’s Common Stock is listed or quoted, as applicable, on a Principal Market (as hereafter defined) and satisfies and at all times hereafter will satisfy, all requirements for the continuation of such listing or quotation, as applicable. The Company has not received any notice that its Common Stock will be delisted from, or no longer quoted on, as applicable, the Principal Market or that its Common Stock does not meet all requirements for such listing or quotation, as applicable. For purposes hereof, the term “Principal Market” means the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, NASDAQ National Markets System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

4.23 No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any of the Related Agreements to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

4.24 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

4.25 Patriot Act. The Company certifies that, to the best of Company’s knowledge, neither the Company nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and covenants that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchaser, to the extent that they are within the Company’s and/or its Subsidiaries’ control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchaser if any of these representations, warranties or covenants ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company shall provide the Purchaser all additional information regarding the Company or any of its Subsidiaries that the

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Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties or covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser’s investment in the Company. The Company further understands that the Purchaser may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

4.26 ERISA. Based upon the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations and published interpretations thereunder: (i) neither the Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)); (ii) each of the Company and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither the Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither the Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than the Company’s or such Subsidiary’s employees; and (v) neither the Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1 Incorporation; No Shorting. The Purchaser is a company validly existing and in good standing under the laws of the State of Delaware. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity, to directly engage in “short sales” of the Company’s Common Stock as long as the Note shall be outstanding.

5.2 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on the Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

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(b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

5.3 Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act. The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note to be purchased by it under this Agreement. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company’s and its Subsidiaries’ business, management and financial affairs and the terms and conditions of the Offering, the Note and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

5.4 The Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

5.5 Acquisition for Own Account. The Purchaser is acquiring the Note for the Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

5.6 The Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management’s, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

5.7 Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

6. Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

6.1 Listing. The Company shall maintain the listing or quotation, as applicable, of its Common Stock on the Principal Market, and shall comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.

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6.2 Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

6.3 Reporting Requirements. The Company will deliver, or cause to be delivered, to the Purchaser each of the following, which shall be in form and detail acceptable to the Purchaser:

(a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, each of the Company’s and each of its Subsidiaries’ audited financial statements with a report of independent certified public accountants of recognized standing selected by the Company (the “Accountants”), which annual financial statements shall be without qualification and shall include each of the Company’s and each of its Subsidiaries’ balance sheet as at the end of such fiscal year and the related statements of each of the Company’s and each of its Subsidiaries’ income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include the Company, each Subsidiary of the Company and each of their respective affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) and, if so, stating in reasonable detail the facts with respect thereto;

(b) As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of the Company, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Company and each of its Subsidiaries as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidating and consolidated basis to include all the Company, each Subsidiary of the Company and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(c) As soon as available and in any event within fifteen (15) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income,

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retained earnings and cash flows of each of the Company and its Subsidiaries as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis to include the Company, each Subsidiary of the Company and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(d) The Company shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. Promptly after (i) the filing thereof, copies of the Company’s most recent registration statements and annual, quarterly, monthly or other regular reports which the Company files with the SEC, and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as the Company shall send to its stockholders; and

(e) The Company shall deliver, or cause the applicable Subsidiary of the Company to deliver, such other information as the Purchaser shall reasonably request.

6.4 Use of Funds. The Company shall use the proceeds of the sale of the Note solely (a) to prepay certain indebtedness of the Company pursuant to the Side Letter Agreement and (b) for general working capital purposes.

6.5 Access to Facilities. Each of the Company and each of its Subsidiaries will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Company or any Subsidiary (provided that no such prior notice shall be required to be given and no such representative of the Company or any Subsidiary shall be required to accompany the Purchaser in the event the Purchaser believes such access is necessary to preserve or protect the Collateral (as defined in each Security Document) or following the occurrence and during the continuance of an Event of Default (as defined in the Note)), to:

(a) visit and inspect any of the properties of the Company or any of its Subsidiaries;

(b) examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

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(c) discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its Subsidiaries.

Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries will provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

6.6 Taxes. Each of the Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the lien priority of the Purchaser in any property of the Company or any of its Subsidiaries and (iii) if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

6.7 Insurance. Each of the Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries; and the Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and its Subsidiaries and to the extent available on commercially reasonable terms. The Company, and each of its Subsidiaries, will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for their respective obligations hereunder and under the Related Agreements. At the Company’s and each of its Subsidiaries’ joint and several cost and expense in amounts and with carriers reasonably acceptable to the Purchaser, each of the Company and each of its Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company’s or the respective Subsidiary’s including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company’s or the respective Subsidiary’s insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the

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Company or the respective Subsidiary is engaged in business; and (v) furnish the Purchaser with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Company’s workers’ compensation policy, endorsements to such policies naming the Purchaser as “co-insured” or “additional insured” and appropriate loss payable endorsements in form and substance satisfactory to the Purchaser, naming the Purchaser as loss payee, and (z) evidence that as to the Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any Subsidiary and the insurer will provide the Purchaser with at least thirty (30) days notice prior to cancellation. The Company and each Subsidiary shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Company and/or the Subsidiary and the Purchaser jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an event of default with respect to this Agreement or any of the Related Agreements, then the Company and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise “Collateral” secured by the Purchaser’s security interest pursuant to any Security Document, with any surplus funds to be applied toward payment of the obligations of the Company to the Purchaser. In the event that the Purchaser has properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by the Purchaser upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of all Company obligations to the Purchaser) shall be paid by the Purchaser to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company or the Subsidiary, as applicable, to the Purchaser, on demand.

6.8 Intellectual Property. Each of the Company and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

6.9 Properties. Each of the Company and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.10 Confidentiality. The Company will not, and will not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Company may disclose the Purchaser’s identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

6.11 Required Approvals. (I) The Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to:

(a) (i) directly or indirectly declare or pay any dividends, other than dividends paid to the Company or any other Credit Party, (ii) issue any preferred stock that is manditorily redeemable prior to the earlier to occur of (x) the six month anniversary of the Maturity Date (as defined in the Note) and (y) the date upon which all Obligations (as defined in each Security Document) of the Company and its Subsidiaries arising under this Agreement and/or the Related Agreements shall have been indefeasibly satisfied in full or (iii) redeem any of its preferred stock or other equity interests;

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(b) liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company or any of its Subsidiaries dissolve, liquidate or merge with any other person or entity (unless, in the case of such a merger, the Company or, in the case of merger not involving the Company, such other Credit Party or, if no Credit Party is involved, such Subsidiary, as applicable, is the surviving entity);

(c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company’s or any of its Subsidiaries, right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

(d) materially alter or change the nature of the business of the Company and its Subsidiaries taken as a whole away from the biotechnology industry as reasonably determined by the Purchaser; or

(e) (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of five percent (5%) of the fair market value of the Company’s and its Subsidiaries’ assets)) whether secured or unsecured other than (x) the Company’s obligations owed to the Purchaser, (y) indebtedness set forth on Schedule 6.11(I)(e) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, and (z) any indebtedness incurred in connection with the purchase of assets (other than equipment) in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, so long as any lien relating thereto shall only encumber the fixed assets so purchased and no other assets of the Company or any of its Subsidiaries; (ii) cancel any indebtedness owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by the Company or any Credit Party for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e);

(f) purchase or hold beneficially any Stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (x) travel advances, (y) loans to its and its

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Subsidiaries’ officers and employees not exceeding at any one time an aggregate of $10,000, and (z) loans or advances to any Credit Parties (as used herein, “Stock” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act));

(g) except for the commercialization agreement between the Company and the Parent as in effect on the date hereof enter into any transaction with any employee, director or Affiliate, except in the ordinary course on arms-length terms (as used herein (x) “Affiliate” means, with respect to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person or (b) any other Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and (y) “Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns); and

(h) sell, lease, transfer or otherwise dispose of any of its properties or assets, or any of the properties or assets of its Subsidiaries, except for (1) sales, leases, transfer or dispositions by any Credit Party to any other Credit Party, (2) the sale of Inventory (as defined in the Master Security Agreement) in the ordinary course of business and (3) the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment (as defined in the Master Security Agreement) and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to the Purchaser’s first priority security interest or are used to repay the Purchaser or to pay general corporate expenses, or (y) following the occurrence of an Event of Default (as defined in the Note) which continues to exist, the proceeds of which are remitted to the Purchaser to be held as cash collateral for the Obligations (as defined in each Security Document).

(II) The Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to, create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company or an international Subsidiary (which may have shareholders) and (ii) except for international Subsidiaries referenced in (i) above, each such Subsidiary becomes a party to each Security Document, (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and enters into a stock pledge agreement and a subsidiary guaranty, each in form and substance satisfactory to the Purchaser, and, to the extent required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary

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on the Closing Date. It is agreed and understood that to the extent that any international Subsidiary that is created or acquired after the date hereof is a non-Credit Party (each, a “New Non-Credit Party Subsidiary”), the capitalization of such New Non-Credit Party Subsidiary shall come from sources other than the Company or any of its other Subsidiaries. Furthermore, the Company and its Subsidiaries (other than the New Non-Credit Party Subsidiaries) shall otherwise be prohibited from investing in, lending to, contributing and/or transferring any assets to and/or providing any form of financial assistance to, whether directly or indirectly, such New Non-Credit Party Subsidiary; provided that this prohibition does not limit the Company or a New Non-Credit Party Subsidiary from entering into a license agreement (to be negotiated on an arm’s length basis) to sell its instrumentation internationally on a cost plus basis.

6.12 Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company’s in-house legal counsel.

6.13 Margin Stock. The Company will not permit any of the proceeds of the Note to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

7. Covenants of the Purchaser. The Purchaser covenants and agrees with the Company as follows:

7.1 Confidentiality. The Purchaser will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.2 Non-Public Information. The Purchaser will not effect any sales in the shares of the Company’s Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

7.3 Limitation on Acquisition of Common Stock of the Company. Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser and the Company, the Purchaser may not acquire stock in the Company (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Company, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest payable by the Company to the Purchaser not to qualify as “portfolio interest” within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”). The Stock Acquisition Limitation shall automatically become null and void without any notice to the Company upon the earlier to occur of either (a) the Company’s delivery to the Purchaser of a Notice of Prepayment (as defined in the Note) or (b) the existence of an

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Event of Default (as defined in the Note) at a time when the average closing price of the Company’s common stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to $1.65.

8. Covenants of the Company and the Purchaser Regarding Indemnification.

8.1 Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser’s officers, directors, agents, affiliates, control persons, and principal shareholders, against all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which result, arise out of or are based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and the Purchaser relating hereto or thereto.

8.2 Purchaser’s Indemnification. The Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which result, arise out of or are based upon: (i) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by the Purchaser of any covenant or undertaking to be performed by the Purchaser hereunder, or any other agreement entered into by the Company and the Purchaser relating hereto.

9. Intentionally Omitted.

10. Intentionally Omitted.

11. Miscellaneous.

11.1 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(b) THE PARTIES HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE

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ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASER AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN EACH SECURITY DOCUMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN EACH SECURITY DOCUMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 11.9 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

11.2 Severability. Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

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11.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein and all rights to payment set forth in the Royalty Agreement shall survive the execution, delivery and termination of this Agreement and the Note and the making and repayment of the obligations arising hereunder, under the Note and under the other Related Agreements.

11.4 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. The Purchaser shall not be permitted to assign its rights hereunder or under any Related Agreement to a competitor of the Company unless an Event of Default (as defined in the Note) has occurred and is continuing.

11.5 Entire Agreement; Maximum Interest. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Nothing contained in this Agreement, any Related Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchaser and thus refunded to the Company.

11.6 Amendment and Waiver.

(a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

(b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

(c) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

11.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right,

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power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a) upon personal delivery to the party to be notified;

(b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Company, to:	Biovest International, Inc.
377 Plantation Street
Worcester, MA 01605
Attention: Chief Financial Officer
Facsimile: 813-258-6912

with a copy to:	Nixon Peabody LLP
401 Ninth Street, N.W., Suite 900
Washington, DC 20004
Attention: Herbert F. Stevens, Esq.
Facsimile: 202-585-8080

If to the Purchaser, to:	Valens Offshore SPV II, Corp.
c/o Valens Capital Management LLC
335 Madison Avenue
10th Floor
New York, New York 10017
Attention: Portfolio Services
Facsimile: 212-581-5037

With a copy to:	Scott J. Giordano, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Facsimile: 212-407-4990

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or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

11.9 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.11 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

11.12 Broker’s Fees. Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

11.13 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

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27

IN WITNESS WHEREOF, the parties hereto have executed the NOTE PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASER:

BIOVEST INTERNATIONAL, INC.		VALENS OFFSHORE SPV II, CORP.

By:	/s/ Steven Arikian	By:	Valens Capital Management, LLC,
Name:	Steven Arikian, M.D.		its investment manager
Title:	Chairman & CEO

			By:	/s/ Patrick Regan
			Name:	Patrick Regan
			Title:	Authorized Signatory

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

EXHIBIT A

FORM OF SECURED PROMISSORY NOTE

EXHIBIT B

FORM OF ESCROW AGREEMENT

Exhibit 10.2

NOTE PURCHASE AGREEMENT

VALENS U.S. SPV I, LLC

and

BIOVEST INTERNATIONAL, INC.

Dated: December 10, 2007

i

ii

LIST OF EXHIBITS

Form of Secured Promissory Note	Exhibit A
Form of Escrow Agreement	Exhibit B

LIST OF SCHEDULES

Subsidiary	Schedule 4.2
Capital Stock of Company and Subsidiary	Schedule 4.3
Agreements	Schedule 4.6
Obligations to Related Parties	Schedule 4.7
Title; liens	Schedule 4.9
Litigation	Schedule 4.12
Tax Returns and Payments	Schedule 4.13
Employees	Schedule 4.14
Registration Rights; Voting Rights	Schedule 4.15
Environmental and Safety Laws	Schedule 4.17
SEC Reports	Schedule 4.21
Indebtedness	Schedule 6.11(I)(e)
Broker’s Fees	Schedule 11.12

iii

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 10, 2007, by and between BIOVEST INTERNATIONAL, INC., a Delaware corporation (the “Company”), and VALENS U.S. SPV I, LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale to the Purchaser of a Secured Promissory Note in the aggregate principal amount of Four Million Nine Hundred Thousand and 00/100 Dollars ($4,900,000) in the form of Exhibit A hereto (as amended, modified and/or supplemented from time to time, the “Note”);

WHEREAS, the Purchaser desires to purchase the Note on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Note to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the Note. The sale of the Note on the Closing Date shall be known as the “Offering.” The Note will mature on the Maturity Date (as defined in the Note). The Note is sometimes referred to herein as the “Securities.”

2. Fees. On the Closing Date, the Company shall pay (i) to Valens Capital Management, LLC, the investment manager of the Purchaser (“VCM”), a non-refundable payment in an amount equal to $73,500, plus reasonable expenses (including legal fees and expenses) incurred in connection with the entering into of this Agreement and the Related Agreements and expenses incurred in connection with each of VCM and/or Purchaser’s due diligence review of the Company and all other related matters; (ii) to the Purchaser, a non-refundable payment in an amount equal to $49,000 and (iii) to the Purchaser, an advance prepayment discount deposit equal to $49,000. Each of the foregoing payments in clauses (i) and (ii) above shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason except as otherwise provided in the Note. The payments set forth in clause (i) (net of any deposits previously paid by the Company) and clause (ii) and (iii) above, shall be paid at closing out of funds held pursuant to the Escrow Agreement (as defined below) and a disbursement letter (the “Disbursement Letter”).

3. Closing, Delivery and Payment.

3.1 Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”), shall take place on the date hereof, at such time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

3.2 Delivery. Pursuant to the Escrow Agreement, at the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, the Note and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer and disbursed in accordance with the terms set forth in the Note. The Company hereby acknowledges and agrees that Purchaser’s obligation to purchase the Note from the Company on the Closing Date shall be contingent upon the satisfaction (or waiver by the Purchaser in its sole discretion) of the items and matters set forth in the closing checklist provided by the Purchaser to the Company on or prior to the Closing Date.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows

4.1 Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, (ii) the Note, (iii) the Guaranty dated as of the date hereof made by the Company’s Subsidiaries (as defined in Section 4.2) in favor of the Purchaser, Valens U.S. SPV I, LLC (“Valens US” together with the Purchaser, the “Valens Purchasers”) and LV Administrative Services, Inc, as agent for the Valens Purchasers (the “Agent”) (as amended, modified and/or supplemented from time to time, the “Affiliate Guaranty”), (iv) the Limited Guaranty dated as of the date hereof made by Frank E. O’Donnell, Jr. MD (“O’Donnell”) in favor of the Agent and the Valens Purchasers (as amended, modified and/or supplemented from time to time, the “O’Donnell Guaranty”, and together with the Affiliate Guaranty, the “Guaranties” and each a “Guaranty”), (v) the Master Security Agreement dated as of the date hereof among the Company, its Subsidiaries and the Agent (as amended, modified and/or supplemented from time to time, the “Master Security Agreement”), (vi) the Intellectual Property Security Agreement dated as of the date hereof between the Company and the Agent (as amended, modified and/or supplemented from time to time, the “Company IP Security Agreement”), (vii) the Intellectual Property Security Agreement dated as of the date hereof between O’Donnell and the Agent (as amended, modified and/or supplemented from time to time, the “O’Donnell IP Security Agreement”, and together with the Company IP Security Agreement, the “IP Security Agreements” and each an “IP Security Agreement”), (viii) the Stock Pledge Agreement dated as of the date hereof between the Company and the Agent (as amended, modified and/or supplemented from time to time, the “Pledge Agreement”, and collectively with the Master Security Agreement, the IP Security Agreements and each other security agreement, mortgage, pledge and other similar agreements which are executed by the Company or any of its Subsidiaries in favor of the Agent and/or the

Purchaser, collectively, the “Security Documents”), (ix) the Restricted Account Agreement dated as of the date hereof among the Company, the Agent and North Fork Bank (as amended, modified and/or supplemented from time to time, the “Restricted Account Agreement”), (x) the Restricted Account Side Letter dated as of the date hereof between the Company and the Agent (as amended, modified and/or supplemented from time to time, the “Restricted Account Side Letter”), (xi) the Royalty Agreement dated as of the date hereof between the Company and the Purchaser (as amended, modified and/or supplemented from time to time, the “Royalty Agreement”), (xii) the side letter agreement dated the date hereof by and between the Company, the Valens Purchasers, Laurus Master Fund, Ltd. (“Laurus”) and Valens Offshore SPV I, Ltd. (“Valens Offshore”) (as amended, modified and/or supplemented from time to time, the “Side Letter Agreement”) pursuant to which the Company agrees to prepay certain principal and interest amounts with respect to the indebtedness owing by the Company to the Valens Purchasers, Laurus and Valens Offshore, (xiii) the Funds Escrow Agreement dated as of the date hereof among the Company, the Purchaser and the escrow agent referred to therein, substantially in the form of Exhibit B hereto (as amended, modified and/or supplemented from time to time, the “Escrow Agreement”), and (xiv) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (xiv), collectively, the “Related Agreements”); (2) issue and sell the Note; and (3) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and its Subsidiaries, taken individually and as a whole (a “Material Adverse Effect”).

4.2 Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. For the purpose of this Agreement, (x) a “Subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time and (y) a “Credit Party” means, the Company and each direct or indirect Subsidiary of the Company to the extent party to any Security Document required by the Purchaser to grant to the Purchaser a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations (as defined in each Security Document).

4.3 Capitalization; Voting Rights.

(a) The authorized capital stock of the Company, as of the date hereof consists of 350,000,000 shares, of which 300,000,000 are shares of Common Stock, par value $0.01 per share, 80,390,663 shares of which are issued and outstanding, and 50,000,000 are shares of preferred stock, par value $0.01 per share of which no shares of preferred stock are issued and outstanding. The authorized, issued and outstanding capital stock of each Subsidiary of the Company is set forth on Schedule 4.3.

(b) Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under the Company’s stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of the Note, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(c) All issued and outstanding shares of the Company’s Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company’s Certificate of Incorporation (the “Charter”). When issued in compliance with the provisions of this Agreement and the Company’s Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.4 Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (including their respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each of its Subsidiaries, enforceable against each such person or entity in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Note is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

4.5 Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any of the Company’s filings under the Securities Exchange Act of 1934 (“Exchange Act”) made prior to the date of this Agreement (collectively, the “Exchange Act Filings”), copies of which have been provided to the Purchaser.

4.6 Agreements; Action. Except (i) as set forth on Schedule 4.6, or (ii) as disclosed in any Exchange Act Filings:

(a) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its Subsidiaries in excess of $50,000 (other than obligations of, or payments to, the Company or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its Subsidiaries (other than licenses arising from the purchase of “off the shelf” or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company’s or any of its Subsidiaries products or services; or (iv) indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights.

(b) Since June 30, 2007 (the “Balance Sheet Date”), neither the Company nor any of its Subsidiaries has, except in the ordinary course of business: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person or entity not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or any Subsidiary of the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(d) The Company maintains disclosure controls and procedures (“Disclosure Controls”) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission (“SEC”).

(e) The Company makes and keep books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets. The Company maintains internal control over financial reporting (“Financial Reporting Controls”) designed by, or under the supervision of, the Company’s principal executive and principal financial officers, and effected by the Company’s board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”) as implemented by the SEC for reporting companies, including that:

(i) transactions are executed in accordance with management’s general or specific authorization;

(ii) unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements are prevented or timely detected;

(iii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and board of directors;

(iv) transactions are recorded as necessary to maintain accountability for assets; and

(v) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(f) There is no weakness in any of the Company’s Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Exchange Act Filings, except as so disclosed.

4.7 Obligations to Related Parties. Except as set forth on Schedule 4.7, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than:

(a) for payment of salary for services rendered and for bonus payments;

(b) reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries;

(c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company and each Subsidiary of the Company, as applicable); and

(d) obligations listed in the Company’s and each of its Subsidiary’s financial statements or disclosed in any of the Company’s Exchange Act Filings.

Except as described above or set forth on Schedule 4.7, none of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any of its Subsidiaries or any members of their immediate families, are indebted to the Company or any of its Subsidiaries, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company or any of its Subsidiaries. Except as described above, no officer, director or stockholder of the Company or any of its Subsidiaries, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between the Company or any of its Subsidiaries and any such person. Except as set forth on Schedule 4.7, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity.

4.8 Changes. Since the Balance Sheet Date, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

(a) except for additional loan disbursements by Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Parent”), to the Company under those certain demand notes issued by the Company to the Parent (the “Parent Disbursements”), any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of its Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(c) except for the Parent Disbursements, any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e) any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(f) any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

(g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its Subsidiaries;

(h) any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

(i) any labor organization activity related to the Company or any of its Subsidiaries;

(j) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except for (i) the Parent Disbursements, and (ii) those immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries;

(l) any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n) any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

4.9 Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9, each of the Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(a) those resulting from taxes which have not yet become delinquent;

(b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries, so long as in each such case, such liens and encumbrances have no effect on the lien priority of the Purchaser in such property; and

(c) those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the lien priority of the Purchaser therein.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, the Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.10 Intellectual Property.

(a) Each of the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and, to the Company’s knowledge, as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b) Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.

(c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of its Subsidiaries.

4.11 Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company and the other Securities, if any, by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

4.12 Litigation. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

4.13 Tax Returns and Payments. Each of the Company and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 4.13, neither the Company nor any of its Subsidiaries has been advised:

(a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(b) of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

4.14 Employees. Except as set forth on Schedule 4.14, neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 4.14, neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company’s knowledge, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by the Company or any of its Subsidiaries; and to the Company’s knowledge the continued employment by the Company and its Subsidiaries of their present employees, and the performance of the Company’s and its Subsidiaries’ contracts with its independent contractors, will not result in any such violation. Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company or any of its Subsidiaries, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or any of its Subsidiaries. Except as set forth on Schedule 4.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

4.15 Registration Rights and Voting Rights. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company’s or its Subsidiaries’ presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, to the Company’s knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

4.16 Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any provision of the Sarbanes-Oxley Act of 2002 or any SEC related regulation or rule or any rule of the Principal Market (as hereafter defined) promulgated thereunder or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.17 Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to the

Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company or any of its Subsidiaries. For the purposes of the preceding sentence, “Hazardous Materials” shall mean:

(a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

(b) any petroleum products or nuclear materials.

4.18 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.19 Full Disclosure. Each of the Company and each of its Subsidiaries has provided the Purchaser with all publicly available information requested by the Purchaser in connection with its decision to purchase the Note, including all information the Company and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Company or any of its Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company or any of its Subsidiaries were based on the Company’s and its Subsidiaries’ experience in the industry and on assumptions of fact and opinion as to future events which the Company or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

4.20 Insurance. Each of the Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

4.21 SEC Reports. Except as set forth on Schedule 4.21, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Company has furnished the Purchaser copies of: (i) its Annual Reports on Form 10-KSB for its fiscal year ended September 30, 2006; and (ii) its Quarterly Reports on Form 10-QSB for its fiscal quarters ended December 31, 2006, March 31, 2007 and June 30, 2007, and the Form 8-K filings which it has made during the fiscal year 2007 to date (collectively, the “SEC Reports”). Except as set forth on Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.22 Listing. The Company’s Common Stock is listed or quoted, as applicable, on a Principal Market (as hereafter defined) and satisfies and at all times hereafter will satisfy, all requirements for the continuation of such listing or quotation, as applicable. The Company has not received any notice that its Common Stock will be delisted from, or no longer quoted on, as applicable, the Principal Market or that its Common Stock does not meet all requirements for such listing or quotation, as applicable. For purposes hereof, the term “Principal Market” means the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, NASDAQ National Markets System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

4.23 No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any of the Related Agreements to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

4.24 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

4.25 Patriot Act. The Company certifies that, to the best of Company’s knowledge, neither the Company nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and covenants that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchaser, to the extent that they are within the Company’s and/or its Subsidiaries’ control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchaser if any of these representations, warranties or covenants ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company shall provide the Purchaser all additional information regarding the Company or any of its Subsidiaries that the

Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties or covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser’s investment in the Company. The Company further understands that the Purchaser may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

4.26 ERISA. Based upon the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations and published interpretations thereunder: (i) neither the Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)); (ii) each of the Company and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither the Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither the Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than the Company’s or such Subsidiary’s employees; and (v) neither the Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1 Incorporation; No Shorting. The Purchaser is a limited liability company validly existing and in good standing under the laws of the State of Delaware. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity, to directly engage in “short sales” of the Company’s Common Stock as long as the Note shall be outstanding.

5.2 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on the Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

5.3 Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act. The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note to be purchased by it under this Agreement. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company’s and its Subsidiaries’ business, management and financial affairs and the terms and conditions of the Offering, the Note and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

5.4 The Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

5.5 Acquisition for Own Account. The Purchaser is acquiring the Note for the Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

5.6 The Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management’s, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

5.7 Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

6. Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

6.1 Listing. The Company shall maintain the listing or quotation, as applicable, of its Common Stock on the Principal Market, and shall comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.

6.2 Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

6.3 Reporting Requirements. The Company will deliver, or cause to be delivered, to the Purchaser each of the following, which shall be in form and detail acceptable to the Purchaser:

(a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, each of the Company’s and each of its Subsidiaries’ audited financial statements with a report of independent certified public accountants of recognized standing selected by the Company (the “Accountants”), which annual financial statements shall be without qualification and shall include each of the Company’s and each of its Subsidiaries’ balance sheet as at the end of such fiscal year and the related statements of each of the Company’s and each of its Subsidiaries’ income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include the Company, each Subsidiary of the Company and each of their respective affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) and, if so, stating in reasonable detail the facts with respect thereto;

(b) As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of the Company, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Company and each of its Subsidiaries as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidating and consolidated basis to include all the Company, each Subsidiary of the Company and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(c) As soon as available and in any event within fifteen (15) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income,

retained earnings and cash flows of each of the Company and its Subsidiaries as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis to include the Company, each Subsidiary of the Company and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(d) The Company shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. Promptly after (i) the filing thereof, copies of the Company’s most recent registration statements and annual, quarterly, monthly or other regular reports which the Company files with the SEC, and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as the Company shall send to its stockholders; and

(e) The Company shall deliver, or cause the applicable Subsidiary of the Company to deliver, such other information as the Purchaser shall reasonably request.

6.4 Use of Funds. The Company shall use the proceeds of the sale of the Note solely (a) to prepay certain indebtedness of the Company pursuant to the Side Letter Agreement and (b) for general working capital purposes.

6.5 Access to Facilities. Each of the Company and each of its Subsidiaries will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Company or any Subsidiary (provided that no such prior notice shall be required to be given and no such representative of the Company or any Subsidiary shall be required to accompany the Purchaser in the event the Purchaser believes such access is necessary to preserve or protect the Collateral (as defined in each Security Document) or following the occurrence and during the continuance of an Event of Default (as defined in the Note)), to:

(a) visit and inspect any of the properties of the Company or any of its Subsidiaries;

(b) examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(c) discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its Subsidiaries.

Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries will provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

6.6 Taxes. Each of the Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the lien priority of the Purchaser in any property of the Company or any of its Subsidiaries and (iii) if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

6.7 Insurance. Each of the Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries; and the Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and its Subsidiaries and to the extent available on commercially reasonable terms. The Company, and each of its Subsidiaries, will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for their respective obligations hereunder and under the Related Agreements. At the Company’s and each of its Subsidiaries’ joint and several cost and expense in amounts and with carriers reasonably acceptable to the Purchaser, each of the Company and each of its Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company’s or the respective Subsidiary’s including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company’s or the respective Subsidiary’s insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the

Company or the respective Subsidiary is engaged in business; and (v) furnish the Purchaser with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Company’s workers’ compensation policy, endorsements to such policies naming the Purchaser as “co-insured” or “additional insured” and appropriate loss payable endorsements in form and substance satisfactory to the Purchaser, naming the Purchaser as loss payee, and (z) evidence that as to the Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any Subsidiary and the insurer will provide the Purchaser with at least thirty (30) days notice prior to cancellation. The Company and each Subsidiary shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Company and/or the Subsidiary and the Purchaser jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an event of default with respect to this Agreement or any of the Related Agreements, then the Company and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise “Collateral” secured by the Purchaser’s security interest pursuant to any Security Document, with any surplus funds to be applied toward payment of the obligations of the Company to the Purchaser. In the event that the Purchaser has properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by the Purchaser upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of all Company obligations to the Purchaser) shall be paid by the Purchaser to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company or the Subsidiary, as applicable, to the Purchaser, on demand.

6.8 Intellectual Property. Each of the Company and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

6.9 Properties. Each of the Company and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.10 Confidentiality. The Company will not, and will not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Company may disclose the Purchaser’s identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

6.11 Required Approvals. (I) The Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to:

(a) (i) directly or indirectly declare or pay any dividends, other than dividends paid to the Company or any other Credit Party, (ii) issue any preferred stock that is manditorily redeemable prior to the earlier to occur of (x) the six month anniversary of the Maturity Date (as defined in the Note) and (y) the date upon which all Obligations (as defined in each Security Document) of the Company and its Subsidiaries arising under this Agreement and/or the Related Agreements shall have been indefeasibly satisfied in full or (iii) redeem any of its preferred stock or other equity interests;

(b) liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company or any of its Subsidiaries dissolve, liquidate or merge with any other person or entity (unless, in the case of such a merger, the Company or, in the case of merger not involving the Company, such other Credit Party or, if no Credit Party is involved, such Subsidiary, as applicable, is the surviving entity);

(c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company’s or any of its Subsidiaries, right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

(d) materially alter or change the nature of the business of the Company and its Subsidiaries taken as a whole away from the biotechnology industry as reasonably determined by the Purchaser; or

(e) (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of five percent (5%) of the fair market value of the Company’s and its Subsidiaries’ assets)) whether secured or unsecured other than (x) the Company’s obligations owed to the Purchaser, (y) indebtedness set forth on Schedule 6.11(I)(e) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, and (z) any indebtedness incurred in connection with the purchase of assets (other than equipment) in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, so long as any lien relating thereto shall only encumber the fixed assets so purchased and no other assets of the Company or any of its Subsidiaries; (ii) cancel any indebtedness owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by the Company or any Credit Party for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e);

(f) purchase or hold beneficially any Stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (x) travel advances, (y) loans to its and its

Subsidiaries’ officers and employees not exceeding at any one time an aggregate of $10,000, and (z) loans or advances to any Credit Parties (as used herein, “Stock” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act));

(g) except for the commercialization agreement between the Company and the Parent as in effect on the date hereof enter into any transaction with any employee, director or Affiliate, except in the ordinary course on arms-length terms (as used herein (x) “Affiliate” means, with respect to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person or (b) any other Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and (y) “Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns); and

(h) sell, lease, transfer or otherwise dispose of any of its properties or assets, or any of the properties or assets of its Subsidiaries, except for (1) sales, leases, transfer or dispositions by any Credit Party to any other Credit Party, (2) the sale of Inventory (as defined in the Master Security Agreement) in the ordinary course of business and (3) the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment (as defined in the Master Security Agreement) and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to the Purchaser’s first priority security interest or are used to repay the Purchaser or to pay general corporate expenses, or (y) following the occurrence of an Event of Default (as defined in the Note) which continues to exist, the proceeds of which are remitted to the Purchaser to be held as cash collateral for the Obligations (as defined in each Security Document).

(II) The Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to, create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company or an international Subsidiary (which may have shareholders) and (ii) except for international Subsidiaries referenced in (i) above, each such Subsidiary becomes a party to each Security Document, (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and enters into a stock pledge agreement and a subsidiary guaranty, each in form and substance satisfactory to the Purchaser, and, to the extent required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Closing Date. It is agreed and understood that to the extent that any international Subsidiary that is created or acquired after the date hereof is a non-Credit Party (each, a “New Non-Credit Party Subsidiary”), the capitalization of such New Non-Credit Party Subsidiary shall come from sources other than the Company or any of its other Subsidiaries. Furthermore, the Company and its Subsidiaries (other than the New Non-Credit Party Subsidiaries) shall otherwise be prohibited from investing in, lending to, contributing and/or transferring any assets to and/or providing any form of financial assistance to, whether directly or indirectly, such New Non-Credit Party Subsidiary; provided that this prohibition does not limit the Company or a New Non-Credit Party Subsidiary from entering into a license agreement (to be negotiated on an arm’s length basis) to sell its instrumentation internationally on a cost plus basis.

6.12 Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company’s in-house legal counsel.

6.13 Margin Stock. The Company will not permit any of the proceeds of the Note to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

7. Covenants of the Purchaser. The Purchaser covenants and agrees with the Company as follows:

7.1 Confidentiality. The Purchaser will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.2 Non-Public Information. The Purchaser will not effect any sales in the shares of the Company’s Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

7.3 Limitation on Acquisition of Common Stock of the Company. Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser and the Company, the Purchaser may not acquire stock in the Company (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Company, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest payable by the Company to the Purchaser not to qualify as “portfolio interest” within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”). The Stock Acquisition Limitation shall automatically become null and void without any notice to the Company upon the earlier to occur of either (a) the Company’s delivery to the Purchaser of a Notice of Prepayment (as defined in the Note) or (b) the existence of an

Event of Default (as defined in the Note) at a time when the average closing price of the Company’s common stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to $1.65.

8. Covenants of the Company and the Purchaser Regarding Indemnification.

8.1 Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser’s officers, directors, agents, affiliates, control persons, and principal shareholders, against all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which result, arise out of or are based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and the Purchaser relating hereto or thereto.

8.2 Purchaser’s Indemnification. The Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which result, arise out of or are based upon: (i) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by the Purchaser of any covenant or undertaking to be performed by the Purchaser hereunder, or any other agreement entered into by the Company and the Purchaser relating hereto.

9. Intentionally Omitted.

10. Intentionally Omitted.

11. Miscellaneous.

11.1 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(b) THE PARTIES HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE

ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASER AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN EACH SECURITY DOCUMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN EACH SECURITY DOCUMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 11.9 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

11.2 Severability. Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

11.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein and all rights to payment set forth in the Royalty Agreement shall survive the execution, delivery and termination of this Agreement and the Note and the making and repayment of the obligations arising hereunder, under the Note and under the other Related Agreements.

11.4 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. The Purchaser shall not be permitted to assign its rights hereunder or under any Related Agreement to a competitor of the Company unless an Event of Default (as defined in the Note) has occurred and is continuing.

11.5 Entire Agreement; Maximum Interest. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Nothing contained in this Agreement, any Related Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchaser and thus refunded to the Company.

11.6 Amendment and Waiver.

(a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

(b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

(c) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

11.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a) upon personal delivery to the party to be notified;

(b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Company, to:	Biovest International, Inc.
377 Plantation Street
Worcester, MA 01605
	Attention:	Chief Financial Officer
	Facsimile:	813-258-6912

with a copy to:	Nixon Peabody LLP
401 Ninth Street, N.W., Suite 900
Washington, DC 20004
	Attention:	Herbert F. Stevens, Esq.
	Facsimile:	202-585-8080

If to the Purchaser, to:	Valens U.S. SPV I, LLC
c/o Valens Capital Management LLC
335 Madison Avenue
10th Floor
New York, New York 10017
	Attention:	Portfolio Services
	Facsimile:	212-581-5037

With a copy to:	Scott J. Giordano, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
	Facsimile:	212-407-4990

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

11.9 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.11 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

11.12 Broker’s Fees. Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

11.13 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed the NOTE PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASER:

BIOVEST INTERNATIONAL, INC.		VALENS U.S. SPV I, LLC

By:	/s/ Steven Arikian	By:	Valens Capital Management, LLC,
Name:	Steven Arikian, M.D.		its investment manager
Title:	Chairman & CEO

			By:	/s/ Patrick Regan
			Name:	Patrick Regan
			Title:	Authorized Signatory

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

EXHIBIT A

FORM OF SECURED PROMISSORY NOTE

EXHIBIT B

FORM OF ESCROW AGREEMENT

Exhibit 10.3

ROYALTY AGREEMENT

BETWEEN

BIOVEST INTERNATIONAL, INC.

AND

VALENS OFFSHORE SPV II, CORP.

This Royalty Agreement (this “Agreement”) effective as of December 10, 2007, by and between BIOVEST INTERNATIONAL, INC., a Delaware corporation (“Biovest”) and VALENS OFFSHORE SPV II, CORP. (“Valens Offshore”) (collectively the “Parties”).

WITNESSETH:

WHEREAS, Biovest and Valens Offshore entered into a Note Purchase Agreement dated as of the date hereof (the “Purchase Agreement”);

WHEREAS, Biovest and Valens Offshore wish to enter into this Royalty Agreement pursuant to and in furtherance of the terms of the Purchase Agreement;

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE 1 — DEFINITIONS

As used herein, the following capitalized terms shall have the following meanings:

1.1 “Affiliate”, with respect to any Party, shall mean any person or entity controlling, controlled by, or under common control with such Party. For these purposes, “control” shall refer to (i) the possession, directly or indirectly, of the power to direct the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise or (ii) the ownership, directly or indirectly, of at least 50% of the voting securities or other ownership interest of a person or entity.

1.2 “Biovest Biologic Products” shall mean all biopharmaceutical products including but not limited to monoclonal antibodies, peptides, infectious disease and cancer vaccines, autologous cancer vaccines such as for non-Hodgkins lymphoma and renal cell carcinoma, cell-based therapies, stem cells, cytokines, and viruses produced by mammalian cell culture techniques which are currently owned, licensed or being developed by Biovest or its subsidiaries or which may be subsequently acquired or developed by Biovest during the Term of this Agreement.

1.3 “Effective Date” shall mean the date first written above.

1.4 “Joint Invention” shall mean any invention for which it is determined, in accordance with applicable law, that both: (i) employees or agents of Valens Offshore or any other persons obligated to assign such Invention to Valens Offshore, and (ii) employees or agents of Biovest or any other persons obligated to assign such invention to Biovest, are joint inventors of such invention.

1.5 “License Revenue” shall mean any and all revenue or other consideration received by Biovest from a Licensee for Biovest Biologic Products under this Agreement, including but not limited to, revenue or royalties from sales of Biovest Biologic Products, upfront revenue, milestone revenue, royalty income, and the market value at the time of transfer of all non-monetary consideration such as barter or counter-trade in the country of disposition.

1.6 “Licensee” shall mean any Third Party granted a license by Biovest to manufacture, sell, or commercialize Biovest Biologic Products pursuant to Section 3.2 hereof.

1.7 “Net Sales” shall mean the gross amount invoiced for Biovest Biologic Products sold in arm’s length sales or commercial transactions to a Third Party by Biovest, its Affiliates or any Third Party which acquired ownership of any Biovest Biologic Product from Biovest, less deductions for:

(a) commissions, trade, quantity and cash discounts or rebates actually allowed or given;

(b) credits, allowances or refunds given or made for rejected, outdated or returned Biovest Biologic Products, if applicable; and

(c) any prepaid or invoiced charges for import or export taxes, insurance or charges for returnable containers.

1.8 “Party” shall mean Valens Offshore or Biovest and, when used in the plural, shall mean Valens Offshore and Biovest.

1.9 “Patent” means (i) any unexpired patent (including inventor’s certificates) which has not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or any like filing thereof and (ii) pending applications for patent, including without limitation any continuation, division or continuation-in-part thereof and any provisional applications.

1.10 “Territory” shall mean the world.

1.11 “Third Party” means any person or entity other than Valens Offshore, Biovest or any Affiliate of either Valens Offshore or Biovest.

ARTICLE 2 — REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party that: (i) it is free to enter into this Agreement; (ii) in so doing, it will not violate any other agreement to which it is a party; and (iii) it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

2.2 Representations and Warranties of Biovest. Biovest hereby represents and warrants that:

(a) Biovest has the right to enter into this Agreement without the consent or approval of any Third Party;

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(b) Biovest is not aware of any asserted or unasserted claim or demand against the Biovest Biologic Products;

(c) To the best of Biovest’s knowledge, the Biovest Biologic Products do not infringe upon any patent or other proprietary rights of any other Third Party; and

(d) Biovest has not entered into any agreement with any Third Party which is in conflict with the rights granted to Valens Offshore pursuant to this Agreement.

ARTICLE 3 — INTENTIONALLY OMITTED

ARTICLE 4 — ROYALTY PAYMENTS AND REPORTS

4.1 Royalties. Biovest shall pay to Valens Offshore, or its assigns (in addition to any royalties now being paid, or hereafter to be paid by Biovest to Valens Offshore), a royalty equal to two and twelve one hundredths (2.12%) percent of the Net Sales and License Revenue within the Territory from any Biovest Biologic Products received by Biovest (“Royalties”). For the avoidance of doubt, the obligation to pay Royalties granted hereby are limited to Net Sales and License Revenue within the Territory from Biovest Biologic Products and no interest, royalty right or license is granted to Valens Offshore hereunder with regard to any Biovest activity other than Biovest Biologic Products. Without limiting the foregoing, contract cell production and the manufacture or sale of instruments including automated instruments or disposables of such instruments are expressly excluded from this Agreement and no Royalty shall be paid with regard thereto.

4.2 Term of Royalty Obligations. The Royalty specified in Section 4.1 above shall continue for so long as Biovest manufactures, sales, commercializes, conducts a clinical trial, or licenses any Biovest Biologic Product.

4.3 Payments of Royalties. Royalties shall be paid no later than sixty (60) days following the end of the calendar quarter during which Net Sales or License Revenue are invoiced for Biovest Biologic Products (“Royalty Payments”).

4.4 Place of Payment. All Royalty Payments due shall be payable in U.S. Dollars by wire transfer to a bank account designated by each Party from time to time. Biovest shall convert all non-U.S. Dollar sales to U.S. Dollars using the average exchange rates quoted in the Wall Street Journal for the final day of each month in the relevant period for which the Royalty is being paid. In the event payment of any Royalties is restricted or prohibited by the laws or regulations of a particular country, then to the extent of such a restriction and prohibition, royalties shall be paid to Biovest in that country and in the currency of said country into an account to be designated by Biovest.

4.5 Taxation of Payments.

(a) Insofar as any payment that is due under this Agreement is subject to any tax, duty, levy, or other government imposition, the Party receiving the payment agrees to bear

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any and all such taxes, duties, levies or impositions. Each Party hereby authorizes the other Party to withhold such taxes, duties, levies or impositions from the payments in accordance with this Agreement if Biovest or Valens Offshore is required to do so under the laws of the United States or any country in the Territory where such taxes, duties, levies or impositions are payable. Whenever a Party deducts such tax, duty, levy or imposition from any payments due, then it shall furnish the other Party with a certificate showing the payment of thereof to the United States or any country in the Territory.

(b) In the event any payments which are due under this Agreement are subject to value added taxation by any government, then the Party receiving the payment shall bear such value added tax in full and the Party making the payment shall be reimbursed therefor. If appropriate, the Party receiving payment may add such value added taxes to its royalty accounts, provided such value added taxes are credited against the other Party’s value added tax debt and the other Party is reimbursed in full with respect thereto. Notwithstanding anything herein to the contrary, the Party making the payment shall have no liability for any value added tax directly or indirectly relating thereto.

(c) In the event any payment is subject to a withholding or other income tax in any country in the Territory, promptly following becoming aware of the applicability of any such tax, the Party making the payment shall so advise the other Party. The Party receiving the payment shall have the right to contest such tax with the appropriate governmental body any such proposed withholding and the other Party shall provide, at receiving Party’s expense, reasonable cooperation in any such contest. The Parties shall provide each other with such receipts or other evidence of any tax withheld as is necessary to claim any credit or deduction available to it in other jurisdictions. Payments shall only be reduced for withholding taxes imposed by the jurisdiction out of which the payment is directly made.

4.6 Interest. All payments due hereunder that are not paid when due and payable as specified in this agreement shall bear interest at an annual rate equal to the prime rate (“Prime Rate”) for U.S. dollar deposits in effect from time to time, as published daily in the Wall Street Journal plus 5%, compounded monthly from the date due until paid, or at such lower rate of interest as shall then be the maximum rate permitted by applicable law.

4.7 Right to Documentation. Upon request, Valens Offshore shall have the right to request reasonable documentation of Biovest’s calculations to determine Biovest’s Net Sales and/or License Revenue and to request discussion of such calculations with appropriate representatives of Biovest.

4.8 Records Retention. Biovest, its assignees and Affiliates shall keep complete and accurate records pertaining to Net Sales and License revenue for a period of three (3) calendar years after the year in which such sales occurred, and in sufficient detail to permit Valens Offshore to confirm the accuracy of Royalty calculations hereunder. Such records shall be available at all reasonable times for inspection by Valens Offshore or its representatives for verification of Royalty payments or compliance with other aspects of this Agreement.

4.9 Audit Request. At the request of Valens Offshore, Biovest its Affiliates and Licensees shall permit an independent, certified public accountant appointed by Valens Offshore and acceptable to Biovest or its Affiliates or Licensees (as applicable), at reasonable times and

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upon reasonable notice, to examine those records and all other material documents relating to or relevant to Net Sales and License Revenue in the possession or control of Biovest, its Affiliates or Licensees, for a period of three (3) years after such royalties have accrued, as may be necessary to: (i) determine the correctness of any report or payment made under this Agreement; or (ii) obtain information as to the Royalties payable for any calendar quarter in the case of Biovest’s or its Affiliate’s failure to report or pay pursuant to this Agreement. Said accountant shall not disclose to Valens Offshore any information other than information relating to said reports, royalties, and payments. Results of any such examination shall be made available to both Parties. Valens Offshore shall bear the full cost of the performance of any such audit, unless such audit demonstrates underpayment of royalties by Biovest of more than ten percent (10%) from the amount of the original royalty payment made by Biovest. In such event, Biovest shall bear the full cost of the performance of such audit.

ARTICLE 5 — CONFIDENTIALITY

5.1 Use of Name. Valens Offshore agrees not to use directly or indirectly Biovest’s name without Biovest’s prior written consent except as part of its required filings or in connection with a discussion of the business, as consolidated, of Valens Offshore. Valens Offshore agrees not to use directly or indirectly Biovest’s name or information without Biovest’s prior written consent. Notwithstanding the foregoing, Valens Offshore and Biovest may include an accurate description of the terms of this Agreement to the extent required under federal or state securities or other disclosure; and Valens Offshore may use Biovest’s names in various documents used by AutovaxID, Inc., a Florida Corporation and wholly-owned subsidiary of Biovest, for capital raising and financing purposes.

5.2 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for three (3) years thereafter, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose other than proper performance hereunder any information furnished to it by the other Party pursuant to this Agreement, except to the extent that it can be established by the receiving Party by competent proof that such information:

(a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

(e) was independently developed by or for the receiving Party by persons not having access to such information, as determined by the written records of such party.

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ARTICLE 6 — INDEMNIFICATION

6.1 Indemnification by Biovest. Biovest shall defend, indemnify and hold Valens Offshore, its officers, directors, employees and consultants harmless from and against any and all Third Party Claims for liability, damages, losses, costs and expenses (including the costs and expenses of attorneys and other professionals), at both trial and appellate levels, relating to Biovest’s activities related to Biovest Biologic Products contemplated under this Agreement, including, but not limited to, (a) breach of the representations, warranties and obligations of Biovest hereunder, or (b) any tax, duty, levy or government imposition on any sums payable by Biovest to Valens Offshore hereunder. The foregoing indemnification shall not apply to any Claims to the extent caused by the gross negligence of Valens Offshore.

6.2 Notice. In the event of indemnification under Sections 7.1, Valens Offshore shall: (i) promptly inform the other Party of the Third Party Claim, (ii) permit the other Party to assume direction and control of the defense or claims resulting there from (including the right to settle it at the sole discretion of that Party), and (iii) cooperate as reasonably requested (at the expense of that Party) in the defense of the Claim.

6.3 Insurance.

(a) Prior to the first sale of any Biovest Biologic Products by Biovest under this Agreement, Biovest shall obtain and maintain broad form comprehensive general liability insurance and licensed product liability insurance with a reputable and financially secure insurance carrier, subject to approval by Valens Offshore, to cover such activities of Biovest under this Agreement. Such insurance shall provide minimum annual limits of liability of $5,000,000 per occurrence and $5,000,000 in the aggregate with respect to all occurrences being indemnified under this Agreement. Such insurance policy shall name Valens Offshore as an additional insured and shall be purchased and kept in force for the period of ten (10) years after the cessation of sales of all Biovest Biologic Products under this Agreement.

(b) At Valens Offshore’s request, which shall not be more frequently than annually, Biovest shall provide Valens Offshore evidence of any insurance obtained pursuant to this Section 6.3.

ARTICLE 7 — TERM; TERMINATION

7.1 Term. This Agreement shall commence as of the Effective Date and shall continue for so long as Biovest manufactures, sales, commercializes, conducts a clinical trial, or licenses any Biovest Biologic Product.

7.2 Surviving Obligations. This Agreement and the obligations set forth herein shall be binding on the survivor of any merger or consolidation of Biovest or further shall be binding on any purchaser from Biovest of the assets constituting any Biovest Biologic Product.

ARTICLE 8 — MISCELLANEOUS PROVISIONS

8.1 Relationship of Parties. Nothing in this Agreement is or shall be deemed to constitute a partnership, agency, employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

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8.2 Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder shall be assignable by any Party without the prior written consent of the other, which approval is not to be unreasonably withheld; provided, however, that either Party may assign this Agreement to any wholly-owned subsidiary or to any successor by merger or sale of substantially all of its assets to which this Agreement relates in a manner such that the assignor shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder. This Agreement shall be binding upon the successors and permitted assigns of the parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 9.2 shall be null and void.

8.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instructions, documents and agreements, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

8.4 Force Majeure. Neither Party shall be liable to the other for loss or damages nor shall have any right to terminate this Agreement for any default or delay attributable to any act of God, flood, fire, explosion, strike, lockout, labor dispute, shortage of raw materials, casualty, accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any such government, or any other cause beyond the reasonable control of such Party, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for thirty (30) days thereafter. Notwithstanding the foregoing, nothing in this Section 9.4 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

8.5 No Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the name “Autovax” “AutovaxID” or “Biovest” or any other trade name or trademark of the other party in connection with the performance of this Agreement.

8.6 Public Announcements. Except as required by law, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld. In the event of a required public announcement, the Party making such announcement shall provide the other with a copy of the proposed text prior to such announcement.

8.7 Notices. Any notice required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if: (a) delivered personally, (b) delivered by a recognized overnight courier service instructed to provide next-day delivery, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed

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by confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses set forth below, or to such other addresses or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party. Date of service of such notice shall be: (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of confirmation of successful transmission), (ii) three days after the date of mailing if sent by certified or registered mail, or (iii) one day after date of delivery to the overnight courier if sent by overnight courier. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

(a)	If to Biovest, addressed to:

Steve Arikian, M.D.

CEO and President

Biovest International, Inc.

Suite 350

324 South Hyde Park Ave.

Tampa, Florida, 33606

(b)	If to Valens Offshore, addressed to:

Valens Offshore SPV I, Ltd.

c/o Valens Capital Management LLC

335 Madison Avenue

10th Floor

New York, New York 10017

Attention: Portfolio Services

Facsimile: 212-581-5037

With a copy to:

Scott J. Giordano, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Facsimile: 212-407-4990

8.8 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. This Agreement may be executed in a series of counterparts, all of which, when taken together, shall constitute one and the same instrument.

8.9 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving Party.

8.10 Dispute Resolution.

(a) Senior Officials. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement which relates to

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either Party’s rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either Party may, by notice to the other Party, have such dispute referred to their respective senior officials designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Said designated senior officials are as follows:

For Valens Offshore:	Eugene Grin
For Biovest:	Steve Arikian M.D.

In the event the designated senior officials are not able to resolve such dispute within the thirty (30) day period, either Party may invoke the provisions of Section 8.10(b).

(b) Arbitration. In the event of any dispute, difference or question arising between the Parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party, and which dispute cannot be amicably resolved by the good faith efforts of both Parties, then such dispute shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by Biovest, one by Valens Offshore, and the third by the two so chosen. If both or either of Valens Offshore and/or Biovest fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, the then President of the American Arbitration Association shall, upon the request of both or either of the Parties to the arbitration, appoint the arbitrator or arbitrators required to complete the board or, if he shall decline or fail to do so, such arbitrator or arbitrators shall be appointed by the New York office of the American Arbitration Association. The decision of the arbitrators shall be by majority vote and, at the request of either Party, the arbitrators shall issue a written opinion of findings of fact and conclusions of law. Costs shall be borne as determined by the arbitrators. Unless the Parties to the arbitration shall otherwise agree to a place of arbitration, the place of arbitration shall be at New York, New York, U.S.A. The arbitration award shall be final and binding upon the Parties to such arbitration and may be entered in any court having jurisdiction.

8.11 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

8.12 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

8.13 Entire Agreement of the Parties. This Agreement constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steve Arikian
Name:	Steve Arikian, M.D.
Title:	CEO and Chairman

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

Exhibit 10.4

ROYALTY AGREEMENT

BETWEEN

BIOVEST INTERNATIONAL, INC.

AND

VALENS U.S. SPV I, LLC

This Royalty Agreement (this “Agreement”) effective as of December 10, 2007, by and between BIOVEST INTERNATIONAL, INC., a Delaware corporation (“Biovest”) and VALENS U.S. SPV I, LLC, (“Valens US”) (collectively the “Parties”).

WITNESSETH:

WHEREAS, Biovest and Valens US entered into a Note Purchase Agreement dated as of the date hereof (the “Purchase Agreement”);

WHEREAS, Biovest and Valens US wish to enter into this Royalty Agreement pursuant to and in furtherance of the terms of the Purchase Agreement;

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE 1 — DEFINITIONS

As used herein, the following capitalized terms shall have the following meanings:

1.1 “Affiliate”, with respect to any Party, shall mean any person or entity controlling, controlled by, or under common control with such Party. For these purposes, “control” shall refer to (i) the possession, directly or indirectly, of the power to direct the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise or (ii) the ownership, directly or indirectly, of at least 50% of the voting securities or other ownership interest of a person or entity.

1.2 “Biovest Biologic Products” shall mean all biopharmaceutical products including but not limited to monoclonal antibodies, peptides, infectious disease and cancer vaccines, autologous cancer vaccines such as for non-Hodgkins lymphoma and renal cell carcinoma, cell-based therapies, stem cells, cytokines, and viruses produced by mammalian cell culture techniques which are currently owned, licensed or being developed by Biovest or its subsidiaries or which may be subsequently acquired or developed by Biovest during the Term of this Agreement.

1.3 “Effective Date” shall mean the date first written above.

1.4 “Joint Invention” shall mean any invention for which it is determined, in accordance with applicable law, that both: (i) employees or agents of Valens US or any other persons obligated to assign such Invention to Valens US, and (ii) employees or agents of Biovest or any other persons obligated to assign such invention to Biovest, are joint inventors of such invention.

1.5 “License Revenue” shall mean any and all revenue or other consideration received by Biovest from a Licensee for Biovest Biologic Products under this Agreement, including but not limited to, revenue or royalties from sales of Biovest Biologic Products, upfront revenue, milestone revenue, royalty income, and the market value at the time of transfer of all non-monetary consideration such as barter or counter-trade in the country of disposition.

1.6 “Licensee” shall mean any Third Party granted a license by Biovest to manufacture, sell, or commercialize Biovest Biologic Products pursuant to Section 3.2 hereof.

1.7 “Net Sales” shall mean the gross amount invoiced for Biovest Biologic Products sold in arm’s length sales or commercial transactions to a Third Party by Biovest, its Affiliates or any Third Party which acquired ownership of any Biovest Biologic Product from Biovest, less deductions for:

(a) commissions, trade, quantity and cash discounts or rebates actually allowed or given;

(b) credits, allowances or refunds given or made for rejected, outdated or returned Biovest Biologic Products, if applicable; and

(c) any prepaid or invoiced charges for import or export taxes, insurance or charges for returnable containers.

1.8 “Party” shall mean Valens US or Biovest and, when used in the plural, shall mean Valens US and Biovest.

1.9 “Patent” means (i) any unexpired patent (including inventor’s certificates) which has not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or any like filing thereof and (ii) pending applications for patent, including without limitation any continuation, division or continuation-in-part thereof and any provisional applications.

1.10 “Territory” shall mean the world.

1.11 “Third Party” means any person or entity other than Valens US, Biovest or any Affiliate of either Valens US or Biovest.

ARTICLE 2 — REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party that: (i) it is free to enter into this Agreement; (ii) in so doing, it will not violate any other agreement to which it is a party; and (iii) it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

2.2 Representations and Warranties of Biovest. Biovest hereby represents and warrants that:

(a) Biovest has the right to enter into this Agreement without the consent or approval of any Third Party;

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(b) Biovest is not aware of any asserted or unasserted claim or demand against the Biovest Biologic Products;

(c) To the best of Biovest’s knowledge, the Biovest Biologic Products do not infringe upon any patent or other proprietary rights of any other Third Party; and

(d) has not entered into any agreement with any Third Party which is in conflict with the rights granted to Valens US pursuant to this Agreement.

ARTICLE 3 — INTENTIONALLY OMITTED

ARTICLE 4 — ROYALTY PAYMENTS AND REPORTS

4.1 Royalties. Biovest shall pay to Valens US, or its assigns (in addition to any royalties now being paid, or hereafter to be paid by Biovest to Valens US), a royalty equal to two and eighty-eight one hundredths (2.88%) percent of the Net Sales and License Revenue within the Territory from any Biovest Biologic Products received by Biovest (“Royalties”). For the avoidance of doubt, the obligation to pay Royalties granted hereby are limited to Net Sales and License Revenue within the Territory from Biovest Biologic Products and no interest, royalty right or license is granted to Valens US hereunder with regard to any Biovest activity other than Biovest Biologic Products. Without limiting the foregoing, contract cell production and the manufacture or sale of instruments including automated instruments or disposables of such instruments are expressly excluded from this Agreement and no Royalty shall be paid with regard thereto.

4.2 Term of Royalty Obligations. The Royalty specified in Section 4.1 above shall continue for so long as Biovest manufactures, sales, commercializes, conducts a clinical trial, or licenses any Biovest Biologic Product.

4.3 Payments of Royalties. Royalties shall be paid no later than sixty (60) days following the end of the calendar quarter during which Net Sales or License Revenue are invoiced for Biovest Biologic Products (“Royalty Payments”).

4.4 Place of Payment. All Royalty Payments due shall be payable in U.S. Dollars by wire transfer to a bank account designated by each Party from time to time. Biovest shall convert all non-U.S. Dollar sales to U.S. Dollars using the average exchange rates quoted in the Wall Street Journal for the final day of each month in the relevant period for which the Royalty is being paid. In the event payment of any Royalties is restricted or prohibited by the laws or regulations of a particular country, then to the extent of such a restriction and prohibition, royalties shall be paid to Biovest in that country and in the currency of said country into an account to be designated by Biovest.

4.5 Taxation of Payments.

(a) Insofar as any payment that is due under this Agreement is subject to any tax, duty, levy, or other government imposition, the Party receiving the payment agrees to bear

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any and all such taxes, duties, levies or impositions. Each Party hereby authorizes the other Party to withhold such taxes, duties, levies or impositions from the payments in accordance with this Agreement if Biovest or Valens US is required to do so under the laws of the United States or any country in the Territory where such taxes, duties, levies or impositions are payable. Whenever a Party deducts such tax, duty, levy or imposition from any payments due, then it shall furnish the other Party with a certificate showing the payment of thereof to the United States or any country in the Territory.

(b) In the event any payments which are due under this Agreement are subject to value added taxation by any government, then the Party receiving the payment shall bear such value added tax in full and the Party making the payment shall be reimbursed therefor. If appropriate, the Party receiving payment may add such value added taxes to its royalty accounts, provided such value added taxes are credited against the other Party’s value added tax debt and the other Party is reimbursed in full with respect thereto. Notwithstanding anything herein to the contrary, the Party making the payment shall have no liability for any value added tax directly or indirectly relating thereto.

(c) In the event any payment is subject to a withholding or other income tax in any country in the Territory, promptly following becoming aware of the applicability of any such tax, the Party making the payment shall so advise the other Party. The Party receiving the payment shall have the right to contest such tax with the appropriate governmental body any such proposed withholding and the other Party shall provide, at receiving Party’s expense, reasonable cooperation in any such contest. The Parties shall provide each other with such receipts or other evidence of any tax withheld as is necessary to claim any credit or deduction available to it in other jurisdictions. Payments shall only be reduced for withholding taxes imposed by the jurisdiction out of which the payment is directly made.

4.6 Interest. All payments due hereunder that are not paid when due and payable as specified in this agreement shall bear interest at an annual rate equal to the prime rate (“Prime Rate”) for U.S. dollar deposits in effect from time to time, as published daily in the Wall Street Journal plus 5%, compounded monthly from the date due until paid, or at such lower rate of interest as shall then be the maximum rate permitted by applicable law.

4.7 Right to Documentation. Upon request, Valens US shall have the right to request reasonable documentation of Biovest’s calculations to determine Biovest’s Net Sales and/or License Revenue and to request discussion of such calculations with appropriate representatives of Biovest.

4.8 Records Retention. Biovest, its assignees and Affiliates shall keep complete and accurate records pertaining to Net Sales and License revenue for a period of three (3) calendar years after the year in which such sales occurred, and in sufficient detail to permit Valens US to confirm the accuracy of Royalty calculations hereunder. Such records shall be available at all reasonable times for inspection by Valens US or its representatives for verification of Royalty payments or compliance with other aspects of this Agreement.

4.9 Audit Request. At the request of Valens US, Biovest its Affiliates and Licensees shall permit an independent, certified public accountant appointed by Valens US and acceptable to Biovest or its Affiliates or Licensees (as applicable), at reasonable times and upon reasonable

4

notice, to examine those records and all other material documents relating to or relevant to Net Sales and License Revenue in the possession or control of Biovest, its Affiliates or Licensees, for a period of three (3) years after such royalties have accrued, as may be necessary to: (i) determine the correctness of any report or payment made under this Agreement; or (ii) obtain information as to the Royalties payable for any calendar quarter in the case of Biovest’s or its Affiliate’s failure to report or pay pursuant to this Agreement. Said accountant shall not disclose to Valens US any information other than information relating to said reports, royalties, and payments. Results of any such examination shall be made available to both Parties. Valens US shall bear the full cost of the performance of any such audit, unless such audit demonstrates underpayment of royalties by Biovest of more than ten percent (10%) from the amount of the original royalty payment made by Biovest. In such event, Biovest shall bear the full cost of the performance of such audit.

ARTICLE 5 — CONFIDENTIALITY

5.1 Use of Name. Valens US agrees not to use directly or indirectly Biovest’s name without Biovest’s prior written consent except as part of its required filings or in connection with a discussion of the business, as consolidated, of Valens US. Valens US agrees not to use directly or indirectly Biovest’s name or information without Biovest’s prior written consent. Notwithstanding the foregoing, Valens US and Biovest may include an accurate description of the terms of this Agreement to the extent required under federal or state securities or other disclosure; and Valens US may use Biovest’s names in various documents used by AutovaxID, Inc., a Florida Corporation and wholly-owned subsidiary of Biovest, for capital raising and financing purposes.

5.2 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for three (3) years thereafter, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose other than proper performance hereunder any information furnished to it by the other Party pursuant to this Agreement, except to the extent that it can be established by the receiving Party by competent proof that such information:

(a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

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(e) was independently developed by or for the receiving Party by persons not having access to such information, as determined by the written records of such party.

ARTICLE 6 — INDEMNIFICATION

6.1 Indemnification by Biovest. Biovest shall defend, indemnify and hold Valens US, its officers, directors, employees and consultants harmless from and against any and all Third Party Claims for liability, damages, losses, costs and expenses (including the costs and expenses of attorneys and other professionals), at both trial and appellate levels, relating to Biovest’s activities related to Biovest Biologic Products contemplated under this Agreement, including, but not limited to, (a) breach of the representations, warranties and obligations of Biovest hereunder, or (b) any tax, duty, levy or government imposition on any sums payable by Biovest to Valens US hereunder. The foregoing indemnification shall not apply to any Claims to the extent caused by the gross negligence of Valens US.

6.2 Notice. In the event of indemnification under Sections 7.1, Valens US shall: (i) promptly inform the other Party of the Third Party Claim, (ii) permit the other Party to assume direction and control of the defense or claims resulting there from (including the right to settle it at the sole discretion of that Party), and (iii) cooperate as reasonably requested (at the expense of that Party) in the defense of the Claim.

6.3 Insurance.

(a) Prior to the first sale of any Biovest Biologic Products by Biovest under this Agreement, Biovest shall obtain and maintain broad form comprehensive general liability insurance and licensed product liability insurance with a reputable and financially secure insurance carrier, subject to approval by Valens US, to cover such activities of Biovest under this Agreement. Such insurance shall provide minimum annual limits of liability of $5,000,000 per occurrence and $5,000,000 in the aggregate with respect to all occurrences being indemnified under this Agreement. Such insurance policy shall name Valens US as an additional insured and shall be purchased and kept in force for the period of ten (10) years after the cessation of sales of all Biovest Biologic Products under this Agreement.

(b) At Valens US’s request, which shall not be more frequently than annually, Biovest shall provide Valens US evidence of any insurance obtained pursuant to this Section 6.3.

ARTICLE 7 — TERM; TERMINATION

7.1 Term. This Agreement shall commence as of the Effective Date and shall continue for so long as Biovest manufactures, sales, commercializes, conducts a clinical trial, or licenses any Biovest Biologic Product.

7.2 Surviving Obligations. This Agreement and the obligations set forth herein shall be binding on the survivor of any merger or consolidation of Biovest or further shall be binding on any purchaser from Biovest of the assets constituting any Biovest Biologic Product.

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ARTICLE 8 — MISCELLANEOUS PROVISIONS

8.1 Relationship of Parties. Nothing in this Agreement is or shall be deemed to constitute a partnership, agency, employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

8.2 Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder shall be assignable by any Party without the prior written consent of the other, which approval is not to be unreasonably withheld; provided, however, that either Party may assign this Agreement to any wholly-owned subsidiary or to any successor by merger or sale of substantially all of its assets to which this Agreement relates in a manner such that the assignor shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder. This Agreement shall be binding upon the successors and permitted assigns of the parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 9.2 shall be null and void.

8.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instructions, documents and agreements, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

8.4 Force Majeure. Neither Party shall be liable to the other for loss or damages nor shall have any right to terminate this Agreement for any default or delay attributable to any act of God, flood, fire, explosion, strike, lockout, labor dispute, shortage of raw materials, casualty, accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any such government, or any other cause beyond the reasonable control of such Party, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for thirty (30) days thereafter. Notwithstanding the foregoing, nothing in this Section 9.4 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

8.5 No Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the name “Autovax” “AutovaxID” or “Biovest” or any other trade name or trademark of the other party in connection with the performance of this Agreement.

8.6 Public Announcements. Except as required by law, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld. In the event of a required public announcement, the Party making such announcement shall provide the other with a copy of the proposed text prior to such announcement.

8.7 Notices. Any notice required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if: (a) delivered personally, (b) delivered by a recognized overnight courier

7

service instructed to provide next-day delivery, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses set forth below, or to such other addresses or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party. Date of service of such notice shall be: (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of confirmation of successful transmission), (ii) three days after the date of mailing if sent by certified or registered mail, or (iii) one day after date of delivery to the overnight courier if sent by overnight courier. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

(a)	If to Biovest, addressed to:

Steve Arikian, M.D.

CEO and President

Biovest International, Inc.

Suite 350

324 South Hyde Park Ave.

Tampa, Florida, 33606

(b)	If to Valens US, addressed to:

Valens US SPV I, Ltd.

c/o Valens Capital Management LLC

335 Madison Avenue

10th Floor

New York, New York 10017

Attention: Portfolio Services

Facsimile: 212-581-5037

with a copy to:

Scott J. Giordano, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Facsimile: 212-407-4990

8.8 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. This Agreement may be executed in a series of counterparts, all of which, when taken together, shall constitute one and the same instrument.

8.9 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving Party.

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8.10 Dispute Resolution.

(a) Senior Officials. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement which relates to either Party’s rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either Party may, by notice to the other Party, have such dispute referred to their respective senior officials designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Said designated senior officials are as follows:

For Valens US:	Eugene Grin
For Biovest:	Steve Arikian M.D.

In the event the designated senior officials are not able to resolve such dispute within the thirty (30) day period, either Party may invoke the provisions of Section 8.10(b).

(b) In the event of any dispute, difference or question arising between the Parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party, and which dispute cannot be amicably resolved by the good faith efforts of both Parties, then such dispute shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by Biovest, one by Valens US, and the third by the two so chosen. If both or either of Valens US and/or Biovest fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, the then President of the American Arbitration Association shall, upon the request of both or either of the Parties to the arbitration, appoint the arbitrator or arbitrators required to complete the board or, if he shall decline or fail to do so, such arbitrator or arbitrators shall be appointed by the New York office of the American Arbitration Association. The decision of the arbitrators shall be by majority vote and, at the request of either Party, the arbitrators shall issue a written opinion of findings of fact and conclusions of law. Costs shall be borne as determined by the arbitrators. Unless the Parties to the arbitration shall otherwise agree to a place of arbitration, the place of arbitration shall be at New York, New York, U.S.A. The arbitration award shall be final and binding upon the Parties to such arbitration and may be entered in any court having jurisdiction.

8.11 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

8.12 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

8.13 Entire Agreement of the Parties. This Agreement constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steve Arikian
Name:	Steve Arikian, M.D.
Title:	CEO and Chairman

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

Exhibit 10.5

SECURED PROMISSORY NOTE

Amount: $3,600,000	Date: December 10, 2007

FOR VALUE RECEIVED, BIOVEST INTERNATIONAL, INC., a Delaware corporation (the “Company”), promises to pay to VALENS OFFSHORE SPV II, CORP. c/o Valens Capital Management, LLC, 335 Madison Avenue, 10th Floor, New York, New York 10017, Fax: 212-581-5037 (the “Holder”) or its registered assigns or successors in interest, the sum of Three Million Six Hundred Thousand Dollars ($3,600,000), together with any accrued and unpaid interest hereon, on June 10, 2008 (the “Maturity Date”) if not sooner paid in full.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Note Purchase Agreement dated as of the date hereof by and between the Company and the Holder (as amended, modified and/or supplemented from time to time, the “Purchase Agreement”).

The following terms shall apply to this Secured Promissory Note (this “Note”):

ARTICLE I

CONTRACT RATE AND AMORTIZATION

1.1 Contract Rate. Subject to Sections 3.2 and 4.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus two percent (2.0%) (collectively with the Prime Rate hereinafter, the “Contract Rate”). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate, except, the Contract Rate shall not at any time be less than an aggregate amount equivalent to eleven percent (11.0%). Interest shall be calculated on the basis of a 360 day year. Interest on the Principal Amount shall be payable monthly, in arrears, commencing on January 2, 2008, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.2 Contract Rate Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date.

1.3 Disbursement. On the date of issuance of this Note, the Holder shall make (a) a loan disbursement into the Restricted Account referred to in the Restricted Account Agreement in the amount of One Million Four Hundred Four Thousand Eight Hundred Thirty Four and 53/100 Dollars ($1,404,834.53), (b) a loan disbursement to Company in the amount of One Million One Hundred Thirty Nine Thousand Ninety Six and 30/100 Dollars ($1,139,096.30), the proceeds of which shall be used to prepay certain indebtedness of the Company pursuant to and in accordance with the terms of the Side Letter Agreement, (c) a loan disbursement to the Company in the amount of Six Hundred Seventy Seven Thousand Six

Hundred Forty Seven and 06/100 Dollars (677,647.06) for general working capital purposes of the Company and (d) a loan disbursement to the Company in the amount of Three Hundred Seventy Eight Thousand Four Hundred Twenty Two and 11/100 Dollars ($378,422.11), the proceeds of which shall be used to pay fees and expenses in connection with the consummation of the transactions contemplated under the Purchase Agreement and certain royalty obligations of the Company to Laurus (as defined below).

1.4 Principal Payments. Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.

ARTICLE II

PREPAYMENT

2.1 Optional Prepayment of Principal Amount. The Company may prepay outstanding Principal Amount, in whole or in part (the “Optional Prepayment”), by paying to the Holder a sum of money equal to the Principal Amount to be prepaid together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any other Related Agreement (the “Optional Prepayment Amount”) outstanding on the Optional Prepayment Payment Date (as defined below). The Company shall deliver to the Holder a written notice of prepayment (the “Notice of Optional Prepayment”) specifying the date for such Optional Prepayment (the “Optional Prepayment Payment Date”), which date shall be no more than seven (7) business days after the date of the Notice of Optional Prepayment (the “Optional Prepayment Period”). On the Optional Prepayment Payment Date, the Optional Prepayment Amount must be paid in immediately available funds to the Holder. In the event the Company fails to pay the Optional Prepayment Amount on the Optional Prepayment Payment Date as set forth herein, then such Notice of Optional Prepayment will be null and void. If within five (5) months of the date of issue of this Note, the Company prepays in full the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any other Related Agreement(collectively, the “Redemption Amount”), upon receipt in full of the Redemption Amount in good funds, the Holder shall rebate to the Company fifty percent (50%) of any fees it received from the Company on the date of issue of this Note.

2.2 Mandatory Prepayment of Principal Amount. Upon receipt by the Company of the net proceeds in respect of any sale of any assets relating to the Company’s or any of its Subsidiaries’ operations located at 8500 Evergreen Boulevard NW, Coon Rapids, Minnesota 55433 (a “MN Asset Sale”), the Company shall immediately apply an amount equal to 100% of the net proceeds received with respect thereto to prepay the outstanding principal balance of this Note together with any accrued and unpaid interest thereon. Nothing contained in this Section 2.3 shall be deemed a consent by the Holder to the consummation of any MN Asset Sale and the Company covenants and agrees that it shall not consummate any MN Asset Sale unless such MN Asset Sale is expressly permitted under the terms of the Purchase Agreement and the Related Agreements.

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ARTICLE III

EVENTS OF DEFAULT

3.1 Events of Default. The occurrence of any of the following events set forth in this Section 3.1 shall constitute an event of default (“Event of Default”) hereunder:

(a) Failure to Pay. The Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Company fails to pay any of the other Obligations (under and as defined in the Master Security Agreement) when due, and, in any such case, such failure shall continue unremedied for a period of five (5) days following the date upon which any such payment was due.

(b) Breach of Covenant. The Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues unremedied for a period of thirty (30) days after the occurrence thereof.

(c) Breach of Representations and Warranties. Any representation, warranty or statement made or furnished by the Company or any of its Subsidiaries in this Note, the Purchase Agreement or any other Related Agreement shall at any time be false or misleading in any material respect on the date as of which made or deemed made.

(d) Default Under Other Agreements. The occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness for borrowed money or contingent obligation of the Company or any of its Subsidiaries, beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable; provided that, an Event of Default shall not arise under this Section 3.1(d) to the extent that the amount of such indebtedness or contingent obligation under which a default has occurred, (x) is not in excess of $100,000 in any single instance and (y) when added to all other indebtedness or contingent obligations under which a default (or similar term) has occurred, is not in excess of $250,000 in the aggregate;

(e) Material Adverse Effect. Any change or the occurrence of any event which could reasonably be expected to have a Material Adverse Effect.

(f) Bankruptcy. The Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

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(g) Judgments. Attachments or levies in excess of $100,000 in the aggregate are made upon the Company or any of its Subsidiary’s assets or a judgment is rendered against the Company’s property involving a liability of more than $100,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

(h) Insolvency. The Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(i) Change of Control. A Change of Control (as defined below) shall occur with respect to the Company, unless Holder shall have expressly consented to such Change of Control in writing. A “Change of Control” shall mean any event or circumstance as a result of which (i) any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 40% or more on a fully diluted basis of the then outstanding voting equity interest in the Company, (ii) the Board of Directors of the Company shall cease to consist of a majority of the Company’s board of directors on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment), (iii) the Company or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity or (iv) Dr. Francis O’Donnell shall cease to be a voting member of the Board of Directors of the Company; provided, however, that with respect to sub-section (ii) above, a reduction in the Board of Directors of the Company of designees of the Parent shall not constitute a Change of Control, and provided, further, that with respect to sub-sections (i) and (iii) above, a reduction in the Parent’s ownership in the Company as a result of any dilution of its equity interest in the Company or sale, distribution or other transfer of all or part of its equity interest in the Company shall not constitute a Change of Control.

(j) Indictment; Proceedings. The indictment or threatened indictment of the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any material portion of the property of the Company or any of its Subsidiaries, if any;

(k) The Purchase Agreement and Related Agreements. (i) An Event of Default shall occur under and as defined in the Purchase Agreement or any other Related Agreement, (ii) the Company or any of its Subsidiaries shall breach any term or provision of the Purchase Agreement or any other Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof, (iii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, the Purchase Agreement or any Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of the Purchase Agreement or any Related Agreement or (v) the Purchase Agreement or any Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto);

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(l) Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice;

(m) Failure to Deliver Replacement Note. The Company shall be required to issue a replacement Note to the Holder pursuant to the terms of this Note and/or the Purchase Agreement and the Company shall fail to deliver such replacement Note within seven (7) business days;

(n) The December 2007 Valens U.S. Purchase Agreement and December 2007 Valens U.S. Related Agreements. (i) An Event of Default shall occur under and as defined in the Note Purchase Agreement dated as of the date hereof by and between the Company and Valens U.S. SPV I, LLC (“Valens US”) (as amended, modified and/or supplemented from time to time, the “December 2007 Valens U.S. Purchase Agreement”) or any Related Agreement (as defined in the December 2007 Valens U.S. Purchase Agreement, the “December 2007 Valens U.S. Related Agreements”), (ii) the Company or any of its Subsidiaries shall breach any term or provision of the December 2007 Valens U.S. Purchase Agreement or any December 2007 Valens U.S. Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof, (iii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, the December 2007 Valens U.S. Purchase Agreement or any December 2007 Valens U.S. Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of the December 2007 Valens U.S. Purchase Agreement or any December 2007 Valens U.S. Related Agreement, or (v) the December 2007 Valens U.S. Purchase Agreement or any December 2007 Valens U.S. Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto);

(o) The October 2007 Purchase Agreements and October 2007 Related Agreements. (i) An Event of Default shall occur under and as defined in (A) the Note Purchase Agreement dated as of October 31, 2007 by and between the Company and the Holder (as amended, modified and/or supplemented from time to time, the “October 2007 Valens Offshore Purchase Agreement”), (B) any Related Agreement (as defined in the October 2007 Valens Offshore Purchase Agreement, the “October 2007 Valens Offshore Related Agreements”), (C) the Note Purchase Agreement dated as of October 31, 2007 by and between the Company and Valens US (as amended, modified and/or supplemented from time to time, the “October 2007 Valens U.S. Purchase Agreement” together with the October 2007 Valens Offshore Purchase Agreement, the “October 2007 Purchase Agreements”) or (D) any Related Agreement (as defined in the October 2007 Valens U.S. Purchase Agreement, the “October 2007 Valens U.S. Related Agreements” together with the October 2007 Valens Offshore Related Agreements, the “October 2007 Related Agreements”), (ii) the Company or any of its Subsidiaries shall breach any term or provision of any October 2007 Purchase Agreement or any October 2007 Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof, (iii) the Company or any of its

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Subsidiaries attempts to terminate, challenges the validity of, or its liability under, any October 2007 Purchase Agreement or any October 2007 Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of any October 2007 Purchase Agreement or any October 2007 Related Agreement, or (v) any October 2007 Purchase Agreement or any October 2007 Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto); or

(p) The March 2006 Purchase Agreement and March 2006 Related Agreements. (i) An Event of Default shall occur under and as defined in the Note and Warrant Purchase Agreement dated as of March 31, 2006 by and between the Company, Laurus Master Fund, Ltd. (“Laurus”), Valens US (as an assignee of Laurus) and Valens Offshore SPV I, Ltd. (as an assignee of Laurus) (as amended, modified and/or supplemented from time to time, the “March 2006 Purchase Agreement”) or any Related Agreement (as defined in the Purchase Agreement, the “March 2006 Related Agreements”), (ii) the Company or any of its Subsidiaries shall breach any term or provision of any March 2006 Purchase Agreement or any March 2006 Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof, (iii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, any March 2006 Purchase Agreement or any March 2006 Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of any March 2006 Purchase Agreement or any March 2006 Related Agreement, or (v) any March 2006 Purchase Agreement or any March 2006 Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto).

3.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on this Note in an amount equal to five percent (5.0%) per annum, and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

3.3 Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of the Holder under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to require the Company to make a Default Payment (“Default Payment”). The Default Payment shall be 130% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Purchase Agreement, and/or the other Related Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 3.3.

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ARTICLE IV

MISCELLANEOUS

4.1 Issuance of New Note. Upon any partial prepayment of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Article III of this Note, the Company shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

4.2 Cumulative Remedies. The remedies under this Note shall be cumulative.

4.3 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.4 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for the Holder or at such other address as the Company or the Holder may designate by ten days advance written notice to the other parties hereto.

4.5 Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

4.6 Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void,

4.7 Cost of Collection. In case of any Event of Default under this Note, the Company shall pay the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

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4.8 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) THE PARTIES HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NONCONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c) THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

4.9 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed

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inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

4.10 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

4.11 Security Interest. The Agent for the Holder, has been granted a security interest in all assets of the Company as more fully described in the Security Documents.

4.12 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

4.13 Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

[Balance of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Secured Promissory Note to be signed in its name effective as of the date first written above.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

WITNESS:
/s/ Joanne Hussey

Exhibit 10.6

SECURED PROMISSORY NOTE

Amount: $4,900,000	Date: December 10, 2007

FOR VALUE RECEIVED, BIOVEST INTERNATIONAL, INC., a Delaware corporation (the “Company”), promises to pay to VALENS U.S. SPV I, LLC c/o Valens Capital Management, LLC, 335 Madison Avenue, 10th Floor, New York, New York 10017, Fax: 212-581-5037 (the “Holder”) or its registered assigns or successors in interest, the sum of Four Million Nine Hundred Thousand Dollars ($4,900,000), together with any accrued and unpaid interest hereon, on June 10, 2008 (the “Maturity Date”) if not sooner paid in full.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Note Purchase Agreement dated as of the date hereof by and between the Company and the Holder (as amended, modified and/or supplemented from time to time, the “Purchase Agreement”).

The following terms shall apply to this Secured Promissory Note (this “Note”):

ARTICLE I

CONTRACT RATE AND AMORTIZATION

1.1 Contract Rate. Subject to Sections 3.2 and 4.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus two percent (2.0%) (collectively with the Prime Rate hereinafter, the “Contract Rate”). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate, except, the Contract Rate shall not at any time be less than an aggregate amount equivalent to eleven percent (11.0%). Interest shall be calculated on the basis of a 360 day year. Interest on the Principal Amount shall be payable monthly, in arrears, commencing on January 2, 2008, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.2 Contract Rate Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date.

1.3 Disbursement. On the date of issuance of this Note, the Holder shall make (a) a loan disbursement into the Restricted Account referred to in the Restricted Account Agreement in the amount of One Million Nine Hundred Twelve Thousand One Hundred Thirty Five and 88/100 Dollars ($1,912,135.88), (b) a loan disbursement to Company in the amount of One Million Five Hundred Fifty Thousand Four Hundred Thirty Six and 64/100 Dollars ($1,550,436.64), the proceeds of which shall be used to prepay certain indebtedness of the Company pursuant to and in accordance with the terms of the Side Letter Agreement, (c) a loan disbursement to the Company in the amount of Nine Hundred Twenty Two Thousand Three

Hundred Fifty Two and 94/100 Dollars ($922,352.94) for general working capital purposes of the Company and (d) a loan disbursement to the Company in the amount of Five Hundred Fifteen Thousand Seventy Four and 54/100 Dollars ($515,074.54), the proceeds of which shall be used to pay fees and expenses in connection with the consummation of the transactions contemplated under the Purchase Agreement and certain royalty obligations of the Company to Laurus (as defined below).

1.4 Principal Payments. Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.

ARTICLE II

PREPAYMENT

2.1 Optional Prepayment of Principal Amount. The Company may prepay outstanding Principal Amount, in whole or in part (the “Optional Prepayment”), by paying to the Holder a sum of money equal to the Principal Amount to be prepaid together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any other Related Agreement (the “Optional Prepayment Amount”) outstanding on the Optional Prepayment Payment Date (as defined below). The Company shall deliver to the Holder a written notice of prepayment (the “Notice of Optional Prepayment”) specifying the date for such Optional Prepayment (the “Optional Prepayment Payment Date”), which date shall be no more than seven (7) business days after the date of the Notice of Optional Prepayment (the “Optional Prepayment Period”). On the Optional Prepayment Payment Date, the Optional Prepayment Amount must be paid in immediately available funds to the Holder. In the event the Company fails to pay the Optional Prepayment Amount on the Optional Prepayment Payment Date as set forth herein, then such Notice of Optional Prepayment will be null and void. If within five (5) months of the date of issue of this Note, the Company prepays in full the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any other Related Agreement(collectively, the “Redemption Amount”), upon receipt in full of the Redemption Amount in good funds, the Holder shall rebate to the Company fifty percent (50%) of any fees it received from the Company on the date of issue of this Note.

2.2 Mandatory Prepayment of Principal Amount. Upon receipt by the Company of the net proceeds in respect of any sale of any assets relating to the Company’s or any of its Subsidiaries’ operations located at 8500 Evergreen Boulevard NW, Coon Rapids, Minnesota 55433 (a “MN Asset Sale”), the Company shall immediately apply an amount equal to 100% of the net proceeds received with respect thereto to prepay the outstanding principal balance of this Note together with any accrued and unpaid interest thereon. Nothing contained in this Section 2.3 shall be deemed a consent by the Holder to the consummation of any MN Asset Sale and the Company covenants and agrees that it shall not consummate any MN Asset Sale unless such MN Asset Sale is expressly permitted under the terms of the Purchase Agreement and the Related Agreements.

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ARTICLE III

EVENTS OF DEFAULT

3.1 Events of Default. The occurrence of any of the following events set forth in this Section 3.1 shall constitute an event of default (“Event of Default”) hereunder:

(a) Failure to Pay. The Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Company fails to pay any of the other Obligations (under and as defined in the Master Security Agreement) when due, and, in any such case, such failure shall continue unremedied for a period of five (5) days following the date upon which any such payment was due.

(b) Breach of Covenant. The Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues unremedied for a period of thirty (30) days after the occurrence thereof.

(c) Breach of Representations and Warranties. Any representation, warranty or statement made or furnished by the Company or any of its Subsidiaries in this Note, the Purchase Agreement or any other Related Agreement shall at any time be false or misleading in any material respect on the date as of which made or deemed made.

(d) Default Under Other Agreements. The occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness for borrowed money or contingent obligation of the Company or any of its Subsidiaries, beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable; provided that, an Event of Default shall not arise under this Section 3.1(d) to the extent that the amount of such indebtedness or contingent obligation under which a default has occurred, (x) is not in excess of $100,000 in any single instance and (y) when added to all other indebtedness or contingent obligations under which a default (or similar term) has occurred, is not in excess of $250,000 in the aggregate;

(e) Material Adverse Effect. Any change or the occurrence of any event which could reasonably be expected to have a Material Adverse Effect.

(f) Bankruptcy. The Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

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(g) Judgments. Attachments or levies in excess of $100,000 in the aggregate are made upon the Company or any of its Subsidiary’s assets or a judgment is rendered against the Company’s property involving a liability of more than $100,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

(h) Insolvency. The Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(i) Change of Control. A Change of Control (as defined below) shall occur with respect to the Company, unless Holder shall have expressly consented to such Change of Control in writing. A “Change of Control” shall mean any event or circumstance as a result of which (i) any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 40% or more on a fully diluted basis of the then outstanding voting equity interest in the Company, (ii) the Board of Directors of the Company shall cease to consist of a majority of the Company’s board of directors on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment), (iii) the Company or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity or (iv) Dr. Francis O’Donnell shall cease to be a voting member of the Board of Directors of the Company; provided, however, that with respect to sub-section (ii) above, a reduction in the Board of Directors of the Company of designees of the Parent shall not constitute a Change of Control, and provided, further, that with respect to sub-sections (i) and (iii) above, a reduction in the Parent’s ownership in the Company as a result of any dilution of its equity interest in the Company or sale, distribution or other transfer of all or part of its equity interest in the Company shall not constitute a Change of Control.

(j) Indictment; Proceedings. The indictment or threatened indictment of the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any material portion of the property of the Company or any of its Subsidiaries, if any;

(k) The Purchase Agreement and Related Agreements. (i) An Event of Default shall occur under and as defined in the Purchase Agreement or any other Related Agreement, (ii) the Company or any of its Subsidiaries shall breach any term or provision of the Purchase Agreement or any other Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof, (iii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, the Purchase Agreement or any Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of the Purchase Agreement or any Related Agreement or (v) the Purchase Agreement or any Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto);

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(l) Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice;

(m) Failure to Deliver Replacement Note. The Company shall be required to issue a replacement Note to the Holder pursuant to the terms of this Note and/or the Purchase Agreement and the Company shall fail to deliver such replacement Note within seven (7) business days;

(n) The December 2007 Valens Offshore Purchase Agreement and December 2007 Valens Offshore Related Agreements. (i) An Event of Default shall occur under and as defined in the Note Purchase Agreement dated as of the date hereof by and between the Company and Valens Offshore SPV II, LLC (“Valens Offshore”) (as amended, modified and/or supplemented from time to time, the “December 2007 Valens Offshore Purchase Agreement”) or any Related Agreement (as defined in the December 2007 Valens Offshore Purchase Agreement, the “December 2007 Valens Offshore Related Agreements”), (ii) the Company or any of its Subsidiaries shall breach any term or provision of the December 2007 Valens Offshore Purchase Agreement or any December 2007 Valens Offshore Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof, (iii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, the December 2007 Valens Offshore Purchase Agreement or any December 2007 Valens Offshore Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of the December 2007 Valens U.S. Purchase Agreement or any December 2007 Valens Offshore Related Agreement, or (v) the December 2007 Valens Offshore Purchase Agreement or any December 2007 Valens Offshore Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto);

(o) The October 2007 Purchase Agreements and October 2007 Related Agreements. (i) An Event of Default shall occur under and as defined in (A) the Note Purchase Agreement dated as of October 31, 2007 by and between the Company and the Holder (as amended, modified and/or supplemented from time to time, the “October 2007 Valens Offshore Purchase Agreement”), (B) any Related Agreement (as defined in the October 2007 Valens Offshore Purchase Agreement, the “October 2007 Valens Offshore Related Agreements”), (C) the Note Purchase Agreement dated as of October 31, 2007 by and between the Company and Valens US (as amended, modified and/or supplemented from time to time, the “October 2007 Valens U.S. Purchase Agreement” together with the October 2007 Valens Offshore Purchase Agreement, the “October 2007 Purchase Agreements”) or (D) any Related Agreement (as defined in the October 2007 Valens U.S. Purchase Agreement, the “October 2007 Valens U.S. Related Agreements” together with the October 2007 Valens Offshore Related Agreements, the “October 2007 Related Agreements”), (ii) the Company or any of its Subsidiaries shall breach any term or provision of any October 2007 Purchase Agreement or any October 2007 Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof, (iii) the Company or any of its

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Subsidiaries attempts to terminate, challenges the validity of, or its liability under, any October 2007 Purchase Agreement or any October 2007 Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of any October 2007 Purchase Agreement or any October 2007 Related Agreement, or (v) any October 2007 Purchase Agreement or any October 2007 Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto); or

(p) The March 2006 Purchase Agreement and March 2006 Related Agreements. (i) An Event of Default shall occur under and as defined in the Note and Warrant Purchase Agreement dated as of March 31, 2006 by and between the Company, Laurus Master Fund, Ltd. (“Laurus”), Valens US (as an assignee of Laurus) and Valens Offshore SPV I, Ltd. (as an assignee of Laurus) (as amended, modified and/or supplemented from time to time, the “March 2006 Purchase Agreement”) or any Related Agreement (as defined in the Purchase Agreement, the “March 2006 Related Agreements”), (ii) the Company or any of its Subsidiaries shall breach any term or provision of any March 2006 Purchase Agreement or any March 2006 Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof, (iii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, any March 2006 Purchase Agreement or any March 2006 Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of any March 2006 Purchase Agreement or any March 2006 Related Agreement, or (v) any March 2006 Purchase Agreement or any March 2006 Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto).

3.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on this Note in an amount equal to five percent (5.0%) per annum, and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

3.3 Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of the Holder under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to require the Company to make a Default Payment (“Default Payment”). The Default Payment shall be 130% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Purchase Agreement, and/or the other Related Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 3.3.

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ARTICLE IV

MISCELLANEOUS

4.1 Issuance of New Note. Upon any partial prepayment of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Article III of this Note, the Company shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

4.2 Cumulative Remedies. The remedies under this Note shall be cumulative.

4.3 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.4 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for the Holder or at such other address as the Company or the Holder may designate by ten days advance written notice to the other parties hereto.

4.5 Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

4.6 Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void,

4.7 Cost of Collection. In case of any Event of Default under this Note, the Company shall pay the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

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4.8 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) THE PARTIES HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NONCONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c) THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

4.9 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed

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inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

4.10 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

4.11 Security Interest. The Agent for the Holder, has been granted a security interest in all assets of the Company as more fully described in the Security Documents.

4.12 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

4.13 Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

[Balance of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Secured Promissory Note to be signed in its name effective as of the date first written above.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

WITNESS:

/s/ Joanne Hussey

Exhibit 10.7

MASTER SECURITY AGREEMENT

To:	LV Administrative Services, Inc., as Agent

c/o Valens Capital Management, LLC

335 Madison Avenue, 10th Floor

New York, NY 10017

Date: December 10, 2007

To Whom It May Concern:

1. To secure the payment of all Obligations (as hereafter defined), each of the undersigned parties (other than the Agent (as defined below)) and each other entity that is required to enter into this Master Security Agreement (each an “Assignor” and, collectively, the “Assignors”) hereby assigns and grants to the Agent, for the ratable benefit of Agent, VALENS U.S. SPV I, LLC (“Valens U.S.”) and VALENS OFFSHORE SPV II, CORP. (“Valens Offshore” and together with Agent and Valens U.S., the “Creditor Parties”), a continuing security interest in all of the following property now owned or at any time hereafter acquired by such Assignor, or in which such Assignor now has or at any time in the future may acquire any right, title or interest (the “Collateral”): all cash, cash equivalents, accounts, accounts receivable, deposit, accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes), contract rights, commercial tort claims set forth on Schedule B attached hereto, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those current in effect among such Assignor’s affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all partnership interests, limited liability company membership interests and all other equity interests owned by any Assignor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which such Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings provided such terms in the Note Purchase Agreement dated as of the date hereof by and between Biovest International, Inc., a Delaware corporation (the “Company”), and Valens U.S. (as amended, restated, modified and/or supplemented from time to time, the “Valens U.S. Purchase Agreement”) and the Note Purchase Agreement dated as of the date hereof by and between Valens Offshore and the Company (as amended, restated, modified and/or supplemented from time to time, the “Valens Offshore Purchase Agreement” and together with the Valens U.S. Purchase Agreement, each a “Purchase Agreement” and collectively the “Purchase Agreements”). All items of Collateral which are defined in the UCC shall have the meanings set forth in the UCC. For purposes hereof, the term “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

2. The term “Obligations” as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to any Creditor Party arising under, out of, or in connection with: each Purchase Agreement, the Affiliate Guaranty and the other Related Agreements (as therein defined) (each Purchase Agreement, the Affiliate Guaranty and the other Related Agreements, as each may be amended, modified, restated or supplemented from time to time, collectively, the “Documents”), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents (including, without limitation, royalty agreements) or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of each such Assignor to any Creditor Party, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, including, without limitation, obligations and liabilities of each Assignor for post-petition interest, fees, costs and charges that accrue after the commencement of any case by or against such Assignor under any bankruptcy, insolvency, reorganization or like proceeding (collectively, the “Debtor Relief Laws”) in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under any Debtor Relief Law.

3. Each Assignor hereby jointly and severally represents, warrants and covenants to Agent, for the benefit of the Creditor Parties, that:

(a)	it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and formed under the respective laws of its jurisdiction of formation set forth on Schedule A, and each Assignor will provide the Agent thirty (30) days’ prior written notice of any change in any of its respective jurisdiction of formation;

(b)	its legal name is as set forth in its Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule A attached hereto, and it will provide the Agent thirty (30) days’ prior written notice of any change in its legal name;

(c)	its organizational identification number (if applicable) is as set forth on Schedule A hereto, and it will provide the Agent thirty (30) days’ prior written notice of any change in its organizational identification number;

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(d)	it is the lawful owner of its Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;

(e)	it will keep its Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Encumbrances”), except (i) Encumbrances securing the Obligations and (ii) Encumbrances securing indebtedness of each such Assignor not to exceed $50,000 in the aggregate for all such Assignors so long as all such Encumbrances are removed or otherwise released to the Agent’s satisfaction within ten (10) days of the creation thereof;

(f)	it will, at its and the other Assignors’ joint and several cost and expense, keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors’ business;

(g)	it will not, without the Agent’s prior written consent, sell, exchange, lease or otherwise dispose of any Collateral, whether by sale, lease or otherwise, except for the sale of inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than $25,000 and only to the extent that:

(i)	the proceeds of each such disposition are used to acquire replacement Collateral which is subject to the Agent’s first priority perfected security interest, or are used to repay the Obligations or to pay general corporate expenses; or

(ii)	following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to the Agent to be held as cash collateral for the Obligations;

(h)	(i) it will insure or cause the Collateral to be insured in the Agent’s name (as an additional insured and lender loss payee) against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Agent shall specify in amounts and under policies by insurers acceptable to the Agent and all premiums thereon shall be paid by such Assignor and the policies delivered to the Agent. If any such Assignor fails to do so, the Agent may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignors, jointly and severally, and shall constitute Obligations;

(ii)	it will expressly agree that if additional loss payees and/or lender loss payees, other than the Agent, are named to the Collateral, the Agent will always be assigned to first lien position until all Obligations have been satisfied;

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(i)	it will at all reasonable times allow the Creditor Parties or their respective representatives free access to and the right of inspection of the Collateral;

(j)	such Assignor (jointly and severally with each other Assignor) hereby indemnifies and saves the Agent and each other Creditor Party harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys’ fees, that the Agent and each other Creditor Party may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Master Security Agreement or in the prosecution or defense of any action or proceeding either against the Agent, any other Creditor Party or any Assignor concerning any matter growing out of or in connection with this Master Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by the Agent’s or any Creditor Party’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); and

(k)	all commercial tort claims (as defined in the Uniform Commercial Code as in effect in the State of New York) held by any Assignor are set forth on Schedule B to this Master Security Agreement; each Assignor hereby agrees that it shall promptly, and in any event within five (5) business days after the same is acquired by it, notify the Agent of any commercial tort claim acquired by it and unless otherwise consented to in writing by the Agent, it shall enter into a supplement to this Master Security Agreement granting to the Agent a security interest for the ratable benefit of the Creditor Parties in such commercial tort claim, securing the Obligations.

4. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Master Security Agreement:

(a)	any covenant or any other term or condition of this Master Security Agreement is breached in any material respect and such breach, to the extent subject to cure, shall continue without remedy for a period of fifteen (15) days after the occurrence thereof;

(b)	any representation or warranty, or statement made or furnished to the Agent or any other Creditor Party under this Master Security Agreement by any Assignor or on any Assignor’s behalf should prove to any time be false or misleading in any material respect on the date as of which made or deemed made;

(c)	the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent:

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(i)	such loss is covered by insurance proceeds which are used to replace the item or repay the Agent; or

(ii)	said levy, seizure or attachment does not secure indebtedness in excess of $100,000 in the aggregate for all Assignors and such levy, seizure or attachment has been removed or otherwise released within ten (10) days of the creation or the assertion thereof;

(d)	an Event of Default shall have occurred under and as defined in any Document.

5. Upon the occurrence of any Event of Default and at any time thereafter, the Agent may declare all Obligations immediately due and payable and the Agent shall have the remedies of a secured party provided in the UCC as in effect in the State of New York, this Agreement and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, the Agent will have the right to take possession of the Collateral and to maintain such possession on any Assignor’s premises or to remove the Collateral or any part thereof to such other premises as the Agent may desire. Upon the Agent’s request, each Assignor shall assemble or cause the Collateral to be assembled and make it available to the Agent at a place designated by the Agent. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the applicable Assignor either at such Assignor’s address shown herein or at any address appearing on the Agent’s records for such Assignor. Any proceeds of any disposition of any of the Collateral shall be applied by the Agent to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by the Agent toward the payment of the Obligations in such order of application as the Agent may elect, and each Assignor shall be liable for any deficiency. For the avoidance of doubt, following the occurrence and during the continuance of an Event of Default, the Agent shall have the immediate right to withdraw any and all monies contained in any deposit account in the name of any Assignor and controlled by the Agent and apply same to the repayment of the Obligations (in such order of application as the Agent may elect). The parties hereto each hereby agree that the exercise by any party hereto of any right granted to it or the exercise by any party hereto of any remedy available to it (including, without limitation, the issuance of a notice of redemption, a borrowing request and/or a notice of default), in each case, hereunder, under any Purchase Agreement or under any other Related Agreement shall not constitute confidential information and no party shall have any duty to the other party to maintain such information as confidential.

6. If any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor’s part to be performed or fulfilled under or pursuant to this Master Security Agreement, the Agent may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor’s joint and several account and at each Assignor’s joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys’ fees) shall be added to the Obligations and shall

5

be payable on demand with interest thereon at the highest rate permitted by law, or, at the Agent’s option, debited by the Agent from any other deposit accounts in the name of any Assignor and controlled by the Agent.

7. Each Assignor hereby appoints the Agent, or any other Person whom the Agent may designate as such Assignor’s attorney, with power to: (a)(i) execute any security related documentation on such Assignor’s behalf and to supply any omitted information and correct patent errors in any documents executed by such Assignor or on such Assignor’s behalf; (ii) to file financing statements against such Assignor covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” (or any substantially similar variation thereof)); (iii) sign such Assignor’s name on any invoice or bill of lading relating to any accounts receivable, drafts against account debtors, schedules and assignments of accounts receivable, notices of assignment, financing statements and other public records, verifications of accounts receivable and notices to or from account debtors; and (iv) to do all other things the Agent deems necessary to carry out the terms of Section 1 of this Master Security Agreement and (b) upon the occurrence and during the continuance of an Event of Default; (v) endorse such Assignor’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent’s possession; (vi) sign such Assignor’s name on any invoice or bill of lading relating to any accounts receivable, drafts against account debtors, schedules and assignments of accounts receivable, notices of assignment, financing statements and other public records, verifications of accounts receivable and notices to or from account debtors; (vii) verify the validity, amount or any other matter relating to any accounts receivable by mail, telephone, telegraph or otherwise with account debtors; (viii) do all other things necessary to carry out this Agreement, any other Related Agreement and all other related documents; and (ix) notify the post office authorities to change the address for delivery of such Assignor’s mail to an address designated by the Agent, and to receive, open and dispose of all mail addressed to such Assignor. Each Assignor hereby ratifies and approves all acts of the attorney and neither the Agent nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

8. No delay or failure on the Agent’s part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by the Agent and then only to the extent therein set forth, and no waiver by the Agent of any default shall operate as a waiver of any other default or of the same default on a future occasion. The Creditor Parties’ books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon each Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. The Agent shall have the right to enforce any one or more of the remedies available to the Agent, successively, alternately or concurrently. Each Assignor agrees to join with the Agent in executing such documents or other instruments to the extent required by the UCC in form satisfactory to the Agent and in executing such other documents or instruments as may be required or deemed necessary by the Agent for purposes of affecting or continuing the Agent’s security interest in the Collateral.

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9. The Assignors shall jointly and severally pay all of the Agent’s and each other Creditor Party’s out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the preparation, execution and delivery of the Documents, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with any Document. The Assignors shall also jointly and severally pay all of the Agent’s and each other Creditor Party’s reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by the Documents, (b) the Agent’s obtaining performance of the Obligations under the Documents, including, but not limited to the enforcement or defense of the Agent’s security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re appraisals of any property (real or personal) pledged to the Agent by any Assignor as Collateral for, or any other Person as security for, the Obligations hereunder and (e) any consultations in connection with any of the foregoing. The Assignors shall also jointly and severally pay the Agent’s and each other Creditor Party’s customary bank charges for all bank services (including wire transfers) performed or caused to be performed by the Agent or any other Creditor Party for any Assignor at any Assignor’s request or in connection with any Assignor’s loan account (if any) with the Agent or any other Creditor Party. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Assignors to the Agent shall be payable on demand and shall be secured by the Collateral. If any tax by any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (each, a “Governmental Authority”) is or may be imposed on or as a result of any transaction between any Assignor, on the one hand, and the Agent and/or any other Creditor Party on the other hand, which the Agent and/or any other Creditor Party is or may be required to withhold or pay, the Assignors hereby jointly and severally indemnify and hold the Agent and each other Creditor Party harmless in respect of such taxes, and the Assignors will repay to the Agent or such other Creditor Party the amount of any such taxes which shall be charged to the Assignors’ account; and until the Assignors shall furnish the Agent and such other Creditor Party with indemnity therefor (or supply the Agent and such other Creditor Party with evidence satisfactory to it that due provision for the payment thereof has been made), the Creditor Parties may hold without interest any balance standing to each Assignor’s credit (if any) and the Agent shall retain its liens in any and all Collateral.

10. THIS MASTER SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. All of the rights, remedies, options, privileges and elections given to the Agent hereunder shall inure to the benefit of the Agent’s successors and assigns. The term “Agent” as herein used shall include the Agent, any parent of the Agent’s, any of the Agent’s subsidiaries and any co-subsidiaries of the Agent’s parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor.

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11. Each Assignor hereby consents and agrees that the state and federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between Assignor, on the one hand, and the Agent and/or any other Creditor Party, on the other hand, pertaining to this Master Security Agreement or to any matter arising out of or related to this Master Security Agreement, provided, that the Agent, each other Creditor Party and each Assignor acknowledges that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Master Security Agreement shall be deemed or operate to preclude the Agent from bringing suit or taking other legal action in any other jurisdiction to collect, the Obligations, to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Agent. Each Assignor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Assignor hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Each Assignor hereby waives personal service of the summons, complaint and other process issues in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such assignor at the address set forth on the signature lines hereto and that service so made shall be deemed completed upon the earlier of such Assignor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

The parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suite, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the Agent and/or any other Creditor Party, and/or any Assignor arising out of, connected with, related or incidental to the relationship established between them in connection with this Master Security Agreement or the transactions related hereto.

12. This Master Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

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13. It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Master Security Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to the Agent, (y) delivering supplements to such exhibits and annexes to such Documents as the Agent shall reasonably request and (z) taking all actions as specified in this Master Security Agreement as would have been taken by such Assignor had it been an original party to this Master Security Agreement, in each case with all documents required above to be delivered to the Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Agent.

[Remainder of page intentionally left blank]

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14. All notices from the Agent to any Assignor shall be sufficiently given if mailed or delivered to such Assignor’s address set forth below.

Very truly yours,

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

Address: 324 South Hyde Park Ave, Suite 350 Tampa, FL 33606

Telephone:	813-864-2554
Facsimile:	813-258-6912
State of Formation: Delaware

BIOVAX, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

Address: 324 South Hyde Park Ave, Suite 350 Tampa, FL 33606

Telephone:	813-864-2554
Facsimile:	813-258-6912
State of Formation: Florida

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AUTOVAXID, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

Address: 324 South Hyde Park Ave, Suite 350 Tampa, FL 33606

Telephone:	813-864-2554
Facsimile:	813-258-6912
State of Formation: Florida

BIOLENDER, LLC

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO of Biovest – Sole Member

Address: 324 South Hyde Park Ave, Suite 350 Tampa, FL 33606

Telephone:	813-864-2554
Facsimile:	813-258-6912
State of Formation: Delaware

BIOLENDER, II LLC

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO of Biovest – Sole Member

Address: 324 South Hyde Park Ave, Suite 350 Tampa, FL 33606

Telephone:	813-864-2554
Facsimile:	813-258-6912
State of Formation: Delaware

[SIGNATURE CONTINUED FROM PREVIOUS PAGE]

AGREED AND ACKNOWLEDGED:

LV ADMINISTRATIVE SERVICES, INC., as Agent

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

SCHEDULE A

Entity	Jurisdiction of Formation	Organizational Identification Number
Biovax, Inc.	Florida	P04000041634

AutovaxID, Inc.	Florida	P06000102948

Biolender, LLC	Delaware	4129213

Biolender II, LLC	Delaware	4240597

SCHEDULE B

COMMERCIAL TORT CLAIMS

None.

Exhibit 10.8

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of December 10, 2007 is made by Biovest International, Inc., a Delaware corporation (“Grantor”), in favor of LV Administrative Services, Inc., as agent (“Agent”).

WITNESSETH:

WHEREAS, pursuant to (i) that certain Note Purchase Agreement dated as of the date hereof by and between VALENS U.S. SPV I, LLC (“Valens U.S.”) and the Grantor (as amended, restated, modified and/or supplemented from time to time, the “Valens U.S. Purchase Agreement”) and (ii) that certain Note Purchase Agreement dated as of the date hereof by and between VALENS OFFSHORE SPV II, CORP. (“Valens Offshore”; and together with Agent and Valens U.S., the “Creditor Parties”) and the Grantor (as amended, restated, modified and/or supplemented from time to time, the “Valens Offshore Purchase Agreement” and together with the Valens U.S. Purchase Agreement, each a “Purchase Agreement” and collectively the “Purchase Agreements”), Creditor Parties provide or will provide certain financial accommodations to the Grantor; and

WHEREAS, Creditor Parties are willing to make the Loans as provided for in the Purchase Agreements, but only upon the condition, among others, that Grantor shall have executed and delivered to Agent, for the ratable benefit of Creditor Parties, this Intellectual Property Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Purchase Agreements.

2. GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. To secure the complete and timely payment of all the Obligations of Grantor now or hereafter existing from time to time, Grantor hereby pledges and grants to Agent, for the ratable benefit of Creditor Parties, a continuing first priority security interest in all of Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Intellectual Property Collateral”):

(a) all of its Patents and Patent Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule II hereto;

(c) all of its Copyrights and Copyright Licenses to which it is a party including those referred to on Schedule III hereto;

(d) all reissues, continuations or extensions of the foregoing;

(e) all goodwill of the business connected with the use of, and symbolized by, each Patent, each Patent License, each Trademark, each Trademark License, each Copyright and each Copyright License; and

(f) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Patent or Patent licensed under any Patent License, (ii) injury to the goodwill associated with any Patent or any Patent licensed under any Patent License, (iii) infringement or dilution of any Trademark or Trademark licensed under any Trademark License, (iv) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License, (v) infringement or dilution of any Copyright or Copyright licensed under any Copyright License, and (vi) injury to the goodwill associated with any Copyright or any Copyright licensed under any Copyright License.

3. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule I, Schedule II and Schedule III, respectively, hereto. This Intellectual Property Security Agreement is effective to create a valid and continuing Lien on and, upon the filing hereof with the United States Patent and Trademark Office and the United States Copyright Office, perfected security interests in favor of Agent, for the ratable benefit of Creditor Parties, in all of Grantor’s Patents, Trademarks and Copyrights and such perfected security interests are enforceable as such as against any and all creditors of, and purchasers from, Grantor. Upon filing of this Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office and the filing of appropriate financing statements, all action necessary or desirable to protect and perfect Agent’s Lien on Grantor’s Patents, Trademarks and Copyrights shall have been duly taken.

4. COVENANTS. Grantor covenants and agrees with Agent that from and after the date of this Intellectual Property Security Agreement and until the Termination Date:

(a) Grantor shall notify Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(b) In no event shall Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof, and, upon request of Agent, Grantor shall execute and deliver a supplement hereto (in form and substance satisfactory to Agent) to evidence Agent’ Lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

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(c) Unless an application or registration is not material to Grantor’s business as determined by Grantor in the exercise of its reasonable business judgment, Grantor shall take all actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents or Trademarks (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(d) In the event that any of the Intellectual Property Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall notify Agent promptly after Grantor learns thereof. Grantor shall, unless it shall reasonably determine that such Intellectual Property Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Intellectual Property Collateral.

5. SECURITY AGREEMENT. The security interests granted pursuant to this Intellectual Property Security Agreement are granted in conjunction with the security interests granted to Agent in connection with the transactions contemplated by the Purchase Agreements. Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Purchase Agreements and the Related Agreements referred to therein, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

6. REINSTATEMENT. This Intellectual Property Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7. NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Intellectual Property Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Purchase Agreements.

8. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 6 hereof, this Intellectual Property Security Agreement shall terminate upon the indefeasible payment in full in cash of the Obligations, and the irrevocable termination of Creditor Parties commitments to make loans or provide other financial accommodations under the Purchase Agreements and the Related Agreements referred to therein.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

ACCEPTED and ACKNOWLEDGED by:

LV ADMINISTRATIVE SERVICES, INC.,
as Agent

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory:

Schedule I

A. Patents Issued

COUNTRY	TITLE	PATENT NO.	ISSUE DATE
U.S.	BIOREACTOR APPARATURS	4,889,812	December 16, 1989

U.S.	BIOREACTOR SYSTEM	4,894,342	January 16, 2004

U.S.	MULTI-BIOREACTOR HOLLOW FIBER CELL PROPOGATION SYSTEM AND METHOD	5,656,421	August 12, 1997

U.S.	BASKET-TYPE BIOREACTOR	5,998,184	December 7, 1999

U.S.	CELL CULTURE APPARATUS	5,416,022	May 16, 1995

U.S.	PRESSURE CONTROL SYSTEM FOR A BIOREACTOR	5,330,915	July 19, 1994

U.S.	METHOD OF CULTURING LEUKOCYTES	5,541,105	July 30, 1996

U.S.	IMMUNOTHERAPY PROTOCOL OF CULTURING LEUKOCYTES IN THE PRESENCE OF INTERLEUKIN-2 IN A HOLLOW FIBER CARTRIDGE	5,631,006	May 20, 1997

U.S.	HOLLOW FIBER CELL CULTURE DEVICE AND METHOD OF OPERATION	4,804,628	February 14, 1989

U.S.	METHOD OF CULTURING CELLS USING HIGHLY GAS SATURATED MEDIA	4,973,558	November 27, 1990

U.S.	MICRO HOLLOW FIBER BIOREACTOR	6,001,585	December 14, 1999

U.S.	HIGH PERFORMANCE CELL CULTURE BIOREACTOR AND METHOD	5,622,857	April 22, 1997

U.S.	CELL CULTURE INCUBATOR	5,882,918	March 16, 1999

Schedule I

B. Patents Applications

Extra-Capillary Fluid Cycling System and Method for a Cell Culture Device:

U.S. App. No. 11/802,250, filed 5/21/07 (corresponds to PCT App. No. PCT/US07/12053, filed 5/21/07)

Interface of a Cultureware Module in a Cell Culture System and Installation Method Thereof:

U.S. App. No. 11/802,251, filed 5/21/07 (corresponds to PCT App. No. PCT/US07/12052, filed 5/21/07)

Media Circulation System for a Cell Cultureware Module:

U.S. App. No. 11/802,252, filed 5/21/07 (corresponds to PCT App. No. PCT/US07/12054, filed 5/21/07)

Method and System for the Production of Cells and Cell Products and Application Thereof:

U.S. App. No. 11/802,253, filed 5/21/07 (corresponds to PCT App. No. PCT/US07/12042, filed 5/21/07)

Rotary Actuator Valve for a Cell Culture System:

U.S. App. No. 11/802,254, filed 5/21/07 (corresponds to PCT App. No. PCT/US07/12051, filed 5/21/07)

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Schedule I

C. Patents Licenses

None.

7

Schedule II

A. Trademark Registrations

COUNTRY	TRADEMARK	REG. NO.	REG. DATE	RENEWAL DATE
U.S.	ACUSOFT	1432743	March 17, 1987

U.S.	ACUSYST – JR	1440510	May 26, 1987

U.S.	ACUSYST –MAXIMIZER	2379677	August 22, 2000

U.S.	ACUSYST – P	1391480	April 29, 1986

U.S.	ACUSYST – S	1430944	May 19, 1987

U.S.	ACUSYST – XCELL	2379695	August 22, 2000

U.S.	BIO-CONCENTRATOR	1463384	November 3, 1987

U.S.	BIOMEM	1429936	February 24, 1987

U.S.	BIOVEST	78449977	July 13, 2004

U.S.	BIOVEST	78449968	July 13, 2004

U.S.	BIOVEST	78449930	July 13, 2004

U.S.	BIOVAX	76504159	April 4, 2003

U.S.	BIOVAXID	78346216	December 29, 2003

U.S.	CELL-PHARM	1429937	February 24, 1987

8

Schedule II

B. Trademark Applications

COUNTRY	TRADEMARK	SERIAL NO.	FILE DATE
U.S.	BIOVEST	78449977	July 13, 2004

U.S.	BIOVEST	78449968	July 13, 2004

U.S.	BIOVEST	78449930	July 13, 2004

U.S.	BIOVAXID	78346216	December 29, 2003

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Schedule II

C. Trademark Licenses

None.

10

Schedule III

A. Copyright Registrations

None.

11

Schedule III

B. Copyright Applications

None.

12

Schedule III

C. Copyright Licenses

None.

13

Exhibit 10.9

GUARANTY

New York, New York	December 10, 2007

FOR VALUE RECEIVED, and in consideration of note purchases from, or credit otherwise extended or to be extended by LV Administrative Services, Inc., as agent (“Agent”), Valens U.S. SPV I, LLC (“Valens U.S.”) and Valens Offshore SPV II, Corp. (“Valens Offshore” and together with Agent and Valens U.S., the “Creditor Parties”), to or for the account of Biovest International, Inc., a Delaware corporation (the “Company”), from time to time and at any time and for other good and valuable consideration and to induce Creditor Parties, in their discretion, to purchase such notes or make other extensions of credit and to make or grant such renewals, extensions, releases of collateral or relinquishments of legal rights as Creditor Parties may deem advisable, each of the undersigned (and each of them if more than one, the liability under this Guaranty being joint and several) (jointly and severally referred to as “Guarantors “ or “the undersigned”) unconditionally guaranties to Agent and each other Creditor Party, and their respective successors, endorsees and assigns the prompt payment when due (whether by acceleration or otherwise) of all present and future obligations and liabilities of any and all kinds of the Company to Creditor Parties and of all instruments of any nature evidencing or relating to any such obligations and liabilities upon which the Company or one or more parties and the Company is or may become liable to Creditor Parties, whether incurred by the Company as maker, endorser, drawer, acceptor, guarantors, accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and however or whenever acquired by Creditor Parties, whether arising under, out of, or in connection with (i) that certain Note Purchase Agreement dated as of the date hereof by and between Valens U.S. and the Company (as amended, restated, modified and/or supplemented from time to time, the “Valens U.S. Purchase Agreement”), (ii) that certain Note Purchase Agreement dated as of the date hereof by and between Valens Offshore and the Company (as amended, restated, modified and/or supplemented from time to time, the “Valens Offshore Purchase Agreement” and together with the Valens U.S. Purchase Agreement, each a “Purchase Agreement” and collectively, the “Purchase Agreements”), and (iii) each Related Agreement referred to in each Purchase Agreement (the Purchase Agreements and each Related Agreement, as each may be amended, modified, restated and/or supplemented from time to time, are collectively referred to herein as the “Documents”), or any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, or any other obligations or liabilities of the Company to Creditor Parties, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (all of which are herein collectively referred to as the “Obligations”), and irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against the Company under Title 11, United States Code, including, without limitation, obligations or indebtedness of the Company for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case. Terms not otherwise defined herein shall have the meaning assigned such terms in the Purchase Agreements. In furtherance of the foregoing, the undersigned hereby agrees as follows:

1. No Impairment. Creditor Parties may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the undersigned, extend the time of payment of, exchange or surrender any collateral for, renew or extend any of the Obligations or increase or decrease the interest rate thereon, or any other agreement with the Company or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between any Creditor Party and the Company or any such other party or person, or make any election of rights any Creditor Party may deem desirable under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally (any of the foregoing, an “Insolvency Law”) without in any way impairing or affecting this Guaranty. This Guaranty shall be effective regardless of the subsequent incorporation, merger or consolidation of the Company, or any change in the composition, nature, personnel or location of the Company and shall extend to any successor entity to the Company, including a debtor in possession or the like under any Insolvency Law.

2. Guaranty Absolute. Each of the undersigned jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of the Documents and/or any other document, instrument or agreement creating or evidencing the Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Company with respect thereto. Guarantors hereby knowingly accept the full range of risk encompassed within a contract of “continuing guaranty” which risk includes the possibility that the Company will contract additional obligations and liabilities for which Guarantors may be liable hereunder after the Company’s financial condition or ability to pay its lawful debts when they fall due has deteriorated, whether or not the Company has properly authorized incurring such additional obligations and liabilities. The undersigned acknowledge that (i) no oral representations, including any representations to extend credit or provide other financial accommodations to the Company, have been made by any Creditor Party to induce the undersigned to enter into this Guaranty and (ii) any extension of credit to the Company shall be governed solely by the provisions of the Documents. The liability of each of the undersigned under this Guaranty shall be absolute and unconditional, in accordance with its terms, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Documents or any other instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (b) any lack of validity or enforceability of any Document or other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (c) any furnishing of any additional security to Agent, for the benefit of Creditor Parties, or its assignees or any acceptance thereof or any release of any security by Agent or its assignees, (d) any limitation on any party’s liability or obligation under the Documents or any other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof or any invalidity or unenforceability,

2

in whole or in part, of any such document, instrument or agreement or any term thereof, (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Company, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not the undersigned shall have notice or knowledge of any of the foregoing, (f) any exchange, release or nonperfection of any collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations or (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the undersigned. Any amounts due from the undersigned to any Creditor Party shall bear interest until such amounts are paid in full at the highest rate then applicable to the Obligations. Obligations include post-petition interest whether or not allowed or allowable.

3. Waivers.

(a) This Guaranty is a guaranty of payment and not of collection. No Creditor Party shall be under any obligation to institute suit, exercise rights or remedies or take any other action against the Company or any other person or entity liable with respect to any of the Obligations or resort to any collateral security held by it to secure any of the Obligations as a condition precedent to the undersigned being obligated to perform as agreed herein and each of the Guarantors hereby waives any and all rights which it may have by statute or otherwise which would require any Creditor Party to do any of the foregoing. Each of the Guarantors further consents and agrees that Creditor Parties shall be under no obligation to marshal any assets in favor of Guarantors, or against or in payment of any or all of the Obligations. The undersigned hereby waives all suretyship defenses and any rights to interpose any defense, counterclaim or offset of any nature and description which the undersigned may have or which may exist between and among any Creditor Party, the Company and/or the undersigned with respect to the undersigned’s obligations under this Guaranty, or which the Company may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, payment (other than cash payment in full of the Obligations), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and usury.

(b) Each of the undersigned further waives (i) notice of the acceptance of this Guaranty, of the extensions of credit, and of all notices and demands of any kind to which the undersigned may be entitled, including, without limitation, notice of adverse change in the Company’s financial condition or of any other fact which might materially increase the risk of the undersigned and (ii) presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, protest, notices of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.

(c) Notwithstanding any payment or payments made by the undersigned hereunder, or any setoff or application of funds of the undersigned by any Creditor Party, the undersigned shall not be entitled to be subrogated to any of the rights of any Creditor Party against the Company or against any collateral or guarantee or right of offset held by any Creditor Party for the payment of the Obligations, nor shall the undersigned seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the undersigned hereunder, until all amounts owing to Creditor Parties

3

by the Company on account of the Obligations are indefeasibly paid in full and Creditor Parties’ obligation to extend credit pursuant to the Documents has been irrevocably terminated. If, notwithstanding the foregoing, any amount shall be paid to the undersigned on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full and Creditor Parties’ obligation to extend credit pursuant to the Documents shall not have been terminated, such amount shall be held by the undersigned in trust for Creditor Parties, segregated from other funds of the undersigned, and shall forthwith upon, and in any event within two (2) business days of, receipt by the undersigned, be turned over to Agent, for the ratable benefit of Creditor Parties, in the exact form received by the undersigned (duly endorsed by the undersigned to Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Agent may determine, subject to the provisions of the Documents. Any and all present and future obligations and liabilities of the Company to any of the undersigned are hereby waived and postponed in favor of, and subordinated to the full payment and performance of, all Obligations of the Company to Creditor Parties.

4. Security. All sums at any time to the credit of the undersigned and any property of the undersigned in any Creditor Party’s possession or in the possession of any bank, financial institution or other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any Creditor Party (each such entity, an “Affiliate”) shall be deemed held by such Creditor Party or such Affiliate, as the case may be, as security for any and all of the undersigned’s obligations and liabilities to Creditor Parties and to any Affiliate of any Creditor Party, no matter how or when arising and whether under this or any other instrument, agreement or otherwise.

5. Representations and Warranties. Each of the undersigned hereby jointly and severally represents and warrants (all of which representations and warranties shall survive until all Obligations are indefeasibly satisfied in full and the Documents have been irrevocably terminated), that:

(a) Corporate Status. It is a corporation, partnership or limited liability company, as the case may be, duly formed, validly existing and in good standing under the laws of its jurisdiction of formation indicated on the signature page hereof and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged.

(b) Authority and Execution. It has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary corporate, partnership or limited liability company, as the case may be, action to authorize the execution, delivery and performance of this Guaranty.

(c) Legal, Valid and Binding Character. This Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor’s rights and general principles of equity that restrict the availability of equitable or legal remedies.

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(d) Violations. The execution, delivery and performance of this Guaranty will not violate any requirement of law applicable to it or any contract, agreement or instrument to which it is a party or by which it or any of its property is bound or result in the creation or imposition of any mortgage, lien or other encumbrance other than in favor of Agent on any of its property or assets pursuant to the provisions of any of the foregoing, which, in any of the foregoing cases, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(e) Consents or Approvals. No consent of any other person or entity (including, without limitation, any creditor of the undersigned) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty by it, except to the extent that the failure to obtain any of the foregoing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f) Litigation. No litigation, arbitration, investigation or administrative proceeding of or before any court, arbitrator or governmental authority, bureau or agency is currently pending or, to the best of its knowledge, threatened (i) with respect to this Guaranty or any of the transactions contemplated by this Guaranty or (ii) against or affecting it, or any of its property or assets, which, in each of the foregoing cases, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(g) Financial Benefit. It has derived or expects to derive a financial or other advantage from each and every loan, advance or extension of credit made under the Documents or other Obligation incurred by the Company to Laurus.

(h) Solvency. As of the date of this Guaranty, (a) the fair saleable value of its assets exceeds its liabilities and (b) it is meeting its current liabilities as they mature.

6. Acceleration.

(a) If any breach of any covenant or condition or other event of default shall occur and be continuing under any agreement made by the Company or any of the undersigned to any Creditor Party, or either the Company or any of the undersigned should at any time become insolvent, or make a general assignment, or if a proceeding in or under any Insolvency Law shall be filed or commenced by, or in respect of, any of the undersigned, or if a notice of any lien, levy, or assessment is filed of record with respect to any assets of any of the undersigned by the United States of America or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon any assets of the undersigned in any Creditor Party’s possession, or otherwise, any and all Obligations shall for purposes hereof, at Agent’s option, be deemed due and payable without notice notwithstanding that any such Obligation is not then due and payable by the Company.

(b) Each of the undersigned will promptly notify Agent of any default by such undersigned in its respective performance or observance of any term or condition of any

5

agreement to which the undersigned is a party if the effect of such default is to cause, or permit the holder of any obligation under such agreement to cause, such obligation to become due prior to its stated maturity and, if such an event occurs, Creditor Parties shall have the right to accelerate such undersigned’s obligations hereunder.

7. Payments from Guarantors. Agent, in its sole and absolute discretion, with or without notice to the undersigned, may apply on account of the Obligations any payment from the undersigned or any other guarantors, or amounts realized from any security for the Obligations, or may deposit any and all such amounts realized in a non-interest bearing cash collateral deposit account to be maintained as security for the Obligations.

8. Costs. The undersigned shall pay on demand, all costs, fees and expenses (including expenses for legal services of every kind) relating or incidental to the enforcement or protection of the rights of any Creditor Party hereunder or under any of the Obligations.

9. No Termination. This is a continuing irrevocable guaranty and shall remain in full force and effect and be binding upon the undersigned, and each of the undersigned’s successors and assigns, until all of the Obligations have been indefeasibly paid in full and each Creditor Parties’ obligation to extend credit pursuant to the Documents has been irrevocably terminated. If any of the present or future Obligations are guarantied by persons, partnerships, corporations or other entities in addition to the undersigned, the death, release or discharge in whole or in part or the bankruptcy, merger, consolidation, incorporation, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of any undersigned under this Guaranty.

10. Recapture. Anything in this Guaranty to the contrary notwithstanding, if any Creditor Party receives any payment or payments on account of the liabilities guaranteed hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any Insolvency Law, common law or equitable doctrine, then to the extent of any sum not finally retained by such Creditor Party, the undersigned’s obligations to such Creditor Party shall be reinstated and this Guaranty shall remain in full force and effect (or be reinstated) until payment shall have been made to such Creditor Party, which payment shall be due on demand.

11. Books and Records. The books and records of Agent and each Creditor Party showing the account between such Creditor Party and the Company shall be admissible in evidence in any action or proceeding, shall be binding upon the undersigned for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

12. No Waiver. No failure on the part of any Creditor Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor Party of any right, remedy or power hereunder preclude any other or future exercise of any other legal right, remedy or power. Each and every right, remedy and power hereby granted to any Creditor Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by any Creditor Party at any time and from time to time.

6

13. Waiver of Jury Trial. EACH OF THE UNDERSIGNED DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH OF THE UNDERSIGNED HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN ANY CREDITOR PARTY, AND/OR ANY OF THE UNDERSIGNED ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY, ANY DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

14. Governing Law; Jurisdiction. THIS GUARANTY CANNOT BE CHANGED OR TERMINATED ORALLY, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE UNDERSIGNED HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY OF THE UNDERSIGNED, ON THE ONE HAND, AND ANY CREDITOR PARTY, ON THE OTHER HAND, PERTAINING TO THIS GUARANTY OR ANY OF THE DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OF THE DOCUMENTS; PROVIDED, THAT EACH OF THE UNDERSIGNED ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY CREDITOR PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH CREDITOR PARTY. EACH OF THE UNDERSIGNED EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH UNDERSIGNED HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE UNDERSIGNED HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH UNDERSIGNED IN ACCORDANCE WITH SECTION 18 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH UNDERSIGNED’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

15. Understanding With Respect to Waivers and Consents. Each Guarantor warrants and agrees that each of the waivers and consents set forth in this Guaranty is made voluntarily

7

and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Guarantor otherwise may have against the Company, any Creditor Party or any other person or entity or against any collateral. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

16. Severability. To the extent permitted by applicable law, any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17. Amendments, Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the undersigned therefrom shall in any event be effective unless the same shall be in writing executed by each of the undersigned directly affected by such amendment and/or waiver and Agent.

18. Notice. All notices, requests and demands to or upon the undersigned, shall be in writing and shall be deemed to have been duly given or made (a) when delivered, if by hand, (b) three (3) days after being sent, postage prepaid, if by registered or certified mail, (c) when confirmed electronically, if by facsimile, or (d) when delivered, if by a recognized overnight delivery service in each event, to the numbers and/or address set forth beneath the signature of the undersigned.

19. Successors. Each Creditor Party may, from time to time, without notice to the undersigned, sell, assign, transfer or otherwise dispose of all or any part of the Obligations and/or rights under this Guaranty. Without limiting the generality of the foregoing, any Creditor Party may assign, or grant participations to, one or more banks, financial institutions or other entities all or any part of any of the Obligations. In each such event, such Creditor Party , its Affiliates and each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations shall have the right to enforce this Guaranty, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such right. Each Creditor Party shall have an unimpaired right to enforce this Guaranty for its benefit with respect to that portion of the Obligations that such Creditor Party has not disposed of, sold, assigned, or otherwise transferred.

20. Joinder. It is understood and agreed that any person or entity that desires to become a Guarantor hereunder, or is required to execute a counterpart of this Guaranty after the date hereof pursuant to the requirements of any Document, shall become a Guarantor hereunder by (x) executing a joinder agreement in form and substance satisfactory to Agent and each Creditor Party, (y) delivering supplements to such exhibits and annexes to such Documents as Agent shall reasonably request and/or as may be required by such joinder agreement and (z) taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents required above to be delivered to Agent and with all documents and actions required above to be taken to the reasonable satisfaction of Agent.

8

21. Release. Nothing except indefeasible payment in full of the Obligations shall release any of the undersigned from liability under this Guaranty.

22. Remedies Not Exclusive. The remedies conferred upon Creditor Parties in this Guaranty are intended to be in addition to, and not in limitation of any other remedy or remedies available to Creditor Parties under applicable law or otherwise.

23. Limitation of Obligations under this Guaranty. Each Guarantor and each Creditor Party (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Creditor Party (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors (including this Guaranty), result in the Obligations of such Guarantor under this Guaranty in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

[REMAINDER OF THIS PAGE IS BLANK.

SIGNATURE PAGE IMMEDIATELY FOLLOWS]

9

IN WITNESS WHEREOF, this Guaranty has been executed by the undersigned as of the date and year here above written.

BIOVAX, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

Address: 324 South Hyde Park Ave, Suite 350 Tampa, FL 33606

Telephone:	813-864-2554
Facsimile:	813-258-6912
State of Formation: Florida

AUTOVAXID, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

Address: 324 South Hyde Park Ave, Suite 350 Tampa, FL 33606

Telephone:	813-864-2554
Facsimile:	813-258-6912
State of Formation: Florida

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BIOLENDER, LLC

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO of Biovest – Sole Member

Address: 324 South Hyde Park Ave, Suite 350 Tampa, FL 33606

Telephone:	813-864-2554
Facsimile:	813-258-6912
State of Formation: Delaware

BIOLENDER II, LLC

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO of Biovest – Sole Member

Address: 324 South Hyde Park Ave, Suite 350 Tampa, FL 33606

Telephone:	813-864-2554
Facsimile:	813-258-6912
State of Formation: Delaware

Exhibit 99.1

Biovest Announces It Has Closed an $8.5M Financing to Support Unblinding and Data Analysis of Fast Tracked Pivotal Phase 3 Study of BiovaxID for Non-Hodgkin’s Lymphoma with Public Release of Results Anticipated by April 2008

An independent clinical study previously has demonstrated 100% of responding patients achieving and sustaining significant disease free survival benefit measured in terms of years

WORCESTER MA.—(BUSINESS WIRE)—Dec. 11, 2007— Biovest International, Inc. (BVTI.OTCBB) (“Biovest” or the “Company”) a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (NASDAQ:ABPI) announced today that it has secured an $8.5M debt financing from two institutional investors. The proceeds from the loan will be used in part to finance the analysis of unblinded data on BiovaxIDTM, an active immunotherapeutic in a pivotal Phase 3 study of Non-Hodgkin’s Lymphoma. Biovest has closed the trial to new enrollment and downsized its vaccine production staffing in Worcester, MA, as it unblinds the study for the independent Data Monitoring Committee’s (DMC) review and performs analysis of the trial data. The trial was initiated by the National Cancer Institute in 2000 then acquired by Biovest in 2005. Accordingly, some patients in the trial have now been followed for nearly 7 years.

An independent clinical study at the University of Navarra in Spain, results of which were published in October 2006, has demonstrated that the administration of a BiovaxID formulation given to patients with relapsed follicular Non-Hodgkin’s Lymphoma following chemotherapy can induce complete long-lasting remissions. The median duration of the second complete response has not been reached after nearly 3 years of follow-up and, as a result, 100% of those immunologic responding patients are sustaining significant disease free survival benefit measured in terms of years.

In the Phase 2 BiovaxID clinical study conducted at the National Cancer Institute (NCI), 20 patients in continuous first complete remission (CR) after chemotherapy treatment were treated with a series of 5 monthly vaccinations of BiovaxID conjugated to KLH and administered with local GM-CSF. After vaccination, 95% of patients showed autologous tumor-specific cellular T-cell responses and 75% of patients showed humoral antibody responses. With a median follow-up of 9.2 years, 45% of patients remained in continuous first CR and the median Disease Free Survival (DFS) for the cohort was 96.5 months, 8.0 years (American Society of Hematology, December 2005, Abstract #2441). Furthermore, 73% of evaluable patients were converted into molecular remission (bcl-2 negative) after the administration of BiovaxID and, thus, cleared their blood of residual cancer cells (American Society of Clinical Oncology, June 2006). At 9.2 years of follow-up, 95% of the patients remained alive, comparing favorably to historical controls where an approximate 50% survival would be expected at that time.

Furthermore, a Phase 2 trial conducted by the NCI shows BiovaxID yielded an 89% survival rate in mantle cell lymphoma patients. The median follow-up was 3.8 years. Historically, patients with this type of lymphoma only have had a 50% chance of surviving 3 years and a 20% chance of surviving 5 years. The data were published in a recent edition of Nature Medicine (Nat Med.2005; 11(9):986-91).

Biovest believes that the unblinding of its pivotal Phase 3 study will provide strong evidence supporting the appropriateness of BiovaxID for accelerated approval in the US under subpart E and conditional approval in the EU. The company may use molecular data for the purposes of detecting early recurrence of the cancer prior to clinical evidence on physical exam and CT scans. The Company believes that this molecular data will provide additional evidence of efficacy for BiovaxID. The Company intends to prepare an application for accelerated and conditional approval in the US and EU, respectively, where it has orphan status.

The financing was provided to Biovest by two of Biovest’s existing secured lenders, Valens Offshore SPV II, Corp. (“Valens Offshore”) and Valens U.S. SPV I, LLC. (“Valens US” and collectively “Valens”) pursuant to a Note Purchase Agreement. Biovest issued secured Promissory Notes in the aggregate amount of $8,500,000 to Valens, which bear interest at Prime + 2% with a six-month term. Biovest paid closing fees and costs of approximately $300,000 and a portion of the loan proceeds was used to prepay interest and principal due to Biovest’s senior secured lender, Laurus Master Fund Ltd., with the balance of the proceeds to be used for operating capital and to complete the interim analysis of the BiovaxID clinical trial data. Biovest also granted a royalty in the aggregate amount of seven percent (7%) of worldwide net sales of the BiovaxID vaccine to Valens Offshore and Valens U.S. pursuant to a Royalty Agreement. The loan is secured by a security interest in all assets of Biovest and its subsidiaries.

Accentia and Biovest utilize a shared resource model for certain administrative, investor relations, accounting, and legal functions. James A. McNulty, CPA, serves as Secretary and Treasurer of Accentia and has been Biovest’s Chief Financial Officer since Accentia Biopharmaceuticals’ investment in June 2003, along with officer responsibilities in other related companies. Due to the requirement to devote more time to non-Biovest matters, Mr. McNulty will relinquish his Biovest CFO responsibilities effective December 31, 2007. Alan Pearce, CFO for Accentia, will assume the CFO role for Biovest at that time.

About Biovest International, Inc.

Biovest International, Inc. is a pioneer in the development of advanced individualized immunotherapies for life-threatening cancers of the blood system. Biovest is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc., (NASDAQ: ABPI) with its remaining shares publicly traded. Biovest has a foundation in the manufacture of biologics for research and clinical trials. In addition, Biovest develops, manufactures and markets patented cell culture systems, including the innovative AutovaxID TM, which is being marketed as an automated vaccine manufacturing instrument and for production of cell-based materials and therapeutics. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID TM which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID TM has been granted Fast Track status by the FDA. For further information, visit the Company Web site at www.biovest.com.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNaseTM, a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNaseTM has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program. Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxIDTM and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxIDTM which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxIDTM has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business, which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about RevimmuneTM, SinuNaseTM, BiovaxIDTM, AutovaxIDTM, SinuTestTM and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.

Contact:

Biovest International, Inc., Worcester, MA

Steven Arikian, MD, 212-686-4100, ext. 8640

Chairman and Chief Executive Officer

sarikian@biovest.com

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, PhD, 813-864-2554; Ext. 277

sbonitz@accentia.net

SOURCE: Biovest International, Inc.

Exhibit 99.2

Accentia Announces that Biovest Has Closed an $8.5M Financing to Support Unblinding and Data Analysis of Fast Tracked Pivotal Phase 3 Study of BiovaxID for Non-Hodgkin’s Lymphoma with Public Release of Results Anticipated by April 2008

An independent clinical study previously has demonstrated 100% of responding patients achieving and sustaining significant disease free survival benefit measured in terms of years

TAMPA, Fla.—(BUSINESS WIRE)—Dec. 11, 2007—Accentia Biopharmaceuticals, Inc (NASDAQ:ABPI) announced today that its majority owned subsidiary, Biovest International, Inc (BVTI.OB) (“Biovest”) has secured an $8.5M debt financing from two institutional investors. The proceeds from the loan will be used in part to finance the analysis of unblinded data on BiovaxIDTM, an active immunotherapeutic in a pivotal Phase 3 study of Non-Hodgkin’s Lymphoma. Biovest has closed the trial to new enrollment and downsized its vaccine production staffing in Worcester, MA, as it unblinds the study for the independent Data Monitoring Committee’s (DMC) review and performs analysis of the trial data. The trial was initiated by the National Cancer Institute in 2000 then acquired by Biovest in 2005. Accordingly, some patients in the trial have now been followed for nearly 7 years.

An independent clinical study at the University of Navarra in Spain, results of which were published in October 2006, has demonstrated that the administration of a BiovaxID formulation given to patients with relapsed follicular Non-Hodgkin’s Lymphoma following chemotherapy can induce complete long-lasting remissions. The median duration of the second complete response has not been reached after nearly 3 years of follow-up and, as a result, 100% of those immunologic responding patients are sustaining significant disease free survival benefit measured in terms of years.

In the Phase 2 BiovaxID clinical study conducted at the National Cancer Institute (NCI), 20 patients in continuous first complete remission (CR) after chemotherapy treatment were treated with a series of 5 monthly vaccinations of BiovaxID conjugated to KLH and administered with local GM-CSF. After vaccination, 95% of patients showed autologous tumor-specific cellular T-cell responses and 75% of patients showed humoral antibody responses. With a median follow-up of 9.2 years, 45% of patients remained in continuous first CR and the median Disease Free Survival (DFS) for the cohort was 96.5 months, 8.0 years (American Society of Hematology, December 2005, Abstract #2441). Furthermore, 73% of evaluable patients were converted into molecular remission (bcl-2 negative) after the administration of BiovaxID and, thus, cleared their blood of residual cancer cells (American Society of Clinical Oncology, June 2006). At 9.2 years of follow-up, 95% of the patients remained alive, comparing favorably to historical controls where an approximate 50% survival would be expected at that time.

Furthermore, a Phase 2 trial conducted by the NCI shows BiovaxID yielded an 89% survival rate in mantle cell lymphoma patients. The median follow-up was 3.8 years. Historically, patients with this type of lymphoma only have had a 50% chance of surviving 3 years and a 20% chance of surviving 5 years. The data were published in a recent edition of Nature Medicine (Nat Med.2005; 11(9):986-91).

Biovest believes that the unblinding of its pivotal Phase 3 study will provide strong evidence supporting the appropriateness of BiovaxID for accelerated approval in the US under subpart E and conditional approval in the EU. The company may use molecular data for the purposes of detecting early recurrence of the cancer prior to clinical evidence on physical exam and CT scans. The Company believes that this molecular data will provide additional evidence of efficacy for BiovaxID. The Company intends to prepare an application for accelerated and conditional approval in the US and EU, respectively, where it has orphan status.

The financing was provided to Biovest by two of Biovest’s existing secured lenders, Valens Offshore SPV II, Corp. (“Valens Offshore”) and Valens U.S. SPV I, LLC. (“Valens US” and collectively “Valens”) pursuant to a Note Purchase Agreement. Biovest issued secured Promissory Notes in the aggregate amount of $8,500,000 to Valens, which bear interest at Prime + 2% with a six-month term. Biovest paid closing fees and costs of approximately $300,000 and a portion of the loan proceeds was used to prepay interest and principal due to Biovest’s senior secured lender, Laurus Master Fund Ltd., with the balance of the proceeds to be used for operating capital and to complete the interim analysis of the BiovaxID clinical trial data. Biovest also granted a royalty in the aggregate amount of seven percent (7%) of worldwide net sales of the BiovaxID vaccine to Valens Offshore and Valens U.S. pursuant to a Royalty Agreement. The loan is secured by a security interest in all assets of Biovest and its subsidiaries.

Accentia and Biovest utilize a shared resource model for certain administrative, investor relations, accounting, and legal functions. James A. McNulty, CPA, serves as Secretary and Treasurer of Accentia and has been Biovest’s Chief Financial Officer since Accentia Biopharmaceuticals’ investment in June 2003, along with officer responsibilities in other related companies. Due to the requirement to devote more time to non-Biovest matters, Mr. McNulty will relinquish his Biovest CFO responsibilities effective December 31, 2007. Alan Pearce, CFO for Accentia, will assume the CFO role for Biovest at that time.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is

SinuNaseTM, a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNaseTM has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program. Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxIDTM and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxIDTM which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxIDTM has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business, which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

About Biovest International, Inc.

Biovest International, Inc. is a pioneer in the development of advanced individualized immunotherapies for life-threatening cancers of the blood system. Biovest is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc., (NASDAQ: ABPI) with its remaining shares publicly traded. Biovest has a foundation in the manufacture of biologics for research and clinical trials. In addition, Biovest develops, manufactures and markets patented cell culture systems, including the innovative AutovaxID TM, which is being marketed as an automated vaccine manufacturing instrument and for production of cell-based materials and therapeutics. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID TM which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID TM has been granted Fast Track status by the FDA. For further information, visit the Company Web site at www.biovest.com.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about RevimmuneTM, SinuNaseTM, BiovaxIDTM, AutovaxIDTM, SinuTestTM and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.

Contact:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, PhD, 813-864-2554; Ext. 277

sbonitz@accentia.net

Biovest International, Inc., Worcester, MA

Steven Arikian, MD, 212-686-4100, ext. 8640

Chairman and Chief Executive Officer

sarikian@biovest.com

SOURCE: Accentia Biopharmaceuticals, Inc.